Exhibit 4.1

Executive Version

ECLIPSE RESOURCES CORPORATION

8.875% Senior Notes due 2023

INDENTURE

Dated as of July 6, 2015

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.5
	(b)	11.3
	(c)	11.3
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.6
	(c)	7.6; 11.2
	(d)	7.6
314	(a)	4.2; 6.2; 11.2; 11.5
	(b)	N.A.
	(c)(1)	11.4; 11.5
	(c)(2)	11.4; 11.5
	(c)(3)	N.A.
	(d)	N.A.
	(e)	11.5
	(f)	N.A.
315	(a)	7.1; 7.2; 7.7; 11.9
	(b)	7.5
	(c)	7.1
	(d)	7.1; 7.2
	(e)	6.11
316	(a)(last sentence)	11.6
	(a)(1)(A)	6.5; 7.3
	(a)(1)(B)	6.4; 9.2
	(a)(2)	N.A.
	(b)	6.7
	(c)	2.11; 9.4; 11.16
317	(a)(1)	6.8
	(a)(2)	6.9
	(b)	2.4
318	(a)	11.1
	(b)	N.A.
	(c)	11.1

N.A.	means not applicable.

*  This Cross-Reference Table is not part of this Indenture.

i

EXHIBITS

Exhibit A	Form of Security

Exhibit B	Form of Certificate of Transfer

Exhibit C	Form of Certificate of Exchange

Exhibit D	Form of Notation of Subsidiary Guarantee

Exhibit E	Form of Supplemental Indenture to be Delivered by Future Guarantors

v

THIS INDENTURE, dated as of July 6, 2015, is among ECLIPSE RESOURCES CORPORATION, a Delaware corporation (the “Company”), each of the GUARANTORS (as defined herein) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as trustee (the “Trustee”).

Each party hereto hereby agrees as follows for the benefit of the other parties hereto and for the equal and ratable benefit of the Holders of the Company’s 8.875% Senior Notes due 2023 issued on the date hereof (the “Initial Securities”), the Holders of any Additional Securities (as defined herein) issued hereafter and, if and when issued in exchange for the Initial Securities or any Additional Securities as provided in a Registration Rights Agreement (as hereinafter defined), the Company’s Exchange Securities (as hereinafter defined):

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions

“144A Global Security” means a Global Security substantially in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend, that has the “Schedule of Exchanges of Interests in the Global Security” attached thereto, and that is deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, that will be issued in a denomination equal to the outstanding principal amount of the Securities initially sold in reliance on Rule 144A.

“ACNTA” means (without duplication), as of the date of determination:

(1) the sum of:

(a) discounted future net revenue from proved oil and natural gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated by the Company or independent engineers in one or more reserve reports prepared as of, at the Company’s election, the later of (i) the end of the Company’s most recently completed fiscal quarter for which internal financial statements are available and (ii) the end of the Company’s most recently completed fiscal year for which audited financial statements are available, in each case, as increased by, as of the date of determination, the estimated discounted future net revenues from:

(i) estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries attributable to acquisitions consummated since the date of such reserve report, and

(ii) estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward determinations of estimates of proved oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior fiscal quarter or fiscal year end, as applicable) due to exploration, development or exploitation, production or other activities which reserves were not reflected in such reserve report, in the case of the determination made under each of clauses (i) and (ii) above, calculated in accordance with SEC guidelines (utilizing the prices utilized in such reserve report) before any state or federal income taxes, and decreased by, as of the date of determination, the discounted future net revenue attributable to:

(iii) estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such reserve report produced or disposed of since the date of such reserve report (before any state or federal income taxes) and

(iv) reductions in the estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such reserve report since the date of such reserve report attributable to downward determinations of estimates of proved oil and natural gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such reserve report, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such reserve report) before any state or federal income taxes;

provided, however, that, in the case of each of the determinations made pursuant to clauses (i) through (iv), such increases and decreases shall be as estimated by the Company’s internal engineers or third party engineers;

(b) the capitalized costs that are attributable to oil and natural gas properties of the Company and its Restricted Subsidiaries to which no proved oil and natural gas reserves are attributed, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements for which internal financial statements are available;

(c) the Net Working Capital on a date no earlier than the date of the Company’s latest annual or quarterly financial statements for which internal financial statements are available; and

(d) the greater of (I) the net book value on a date no earlier than the date of the Company’s latest annual or quarterly financial statements for which internal financial statements are available and (II) the appraised value, as estimated by independent appraisers within the immediately preceding 12 months, of other tangible assets of the Company and its Restricted Subsidiaries (provided that the Company shall not be required to obtain such an appraisal of such assets if no such appraisal has been performed);

minus

(2) to the extent not otherwise taken into account in the immediately preceding clause (1) the sum of:

(a) minority interests;

(b) to the extent not otherwise taken into account in Net Working Capital, any net gas or other balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company’s latest audited financial statements or quarterly financial statements for which internal financial statements are available;

(c) to the extent included in clause (1)(a) above, the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company’s reserve report) before any state or federal income taxes, attributable to reserves subject to participation interests, royalty interests, overriding royalty interests, net profits interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties;

(d) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company’s reserve report) before any state or federal income taxes, attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and

(e) the discounted future net revenue, calculated in accordance with SEC guidelines before any state or federal income taxes, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production included in determining the discounted future net revenue specified in the immediately preceding clause (1)(a) (utilizing the same prices utilized in the Company’s reserve report), would be necessary to satisfy fully the obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

If the Company changes its method of accounting from the successful efforts method to the full cost method or a similar method of accounting, ACNTA will continue to be calculated as if the Company were still using the successful efforts method of accounting. For the avoidance of doubt, references in this definition to “oil and natural gas reserves” shall include any reserves attributable to natural gas liquids or other hydrocarbons.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, provided that the amount of any such Acquired Debt shall not exceed the Fair Market Value of the assets subject to such Lien.

“Additional Interest” means, with respect to any Securities, the additional interest thereon, if any, required by the Registration Rights Agreement applicable to such Securities.

“Additional Securities” means any Securities (other than the Initial Securities and the Exchange Securities for such Initial Securities) issued from time to time under this Indenture in accordance with Sections 2.2 and 4.3 hereof, as part of the same series as the Initial Securities to the extent outstanding and any Exchange Securities then outstanding.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Agent” means any Registrar or Paying Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary, Euroclear or Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition (including, without limitation, by means of a sale and leaseback transaction) of any assets, including, without limitation, any sale of hydrocarbons or other mineral products as a result of the creation of Production Payments and Reserve Sales; provided that the sale, lease conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.11 hereof and/or Section 5.1 hereof and not by the provisions of Section 4.7 hereof; and

(2) the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary).

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1) any single transaction or series of related transactions that: (a) involves assets having a Fair Market Value of less than $30.0 million; or (b) results in Net Proceeds to the Company and its Restricted Subsidiaries of less than $30.0 million;

(2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4) a disposition of (a) cash, Cash Equivalents or other financial instruments, (b) products, inventory, equipment, services, accounts receivable, or other personal property in the ordinary course of business or customary in the Oil and Gas Business (excluding the disposition of oil and gas in place and other interests in real property unless made in connection with a Permitted Business Investment), (c) damaged, worn-out, unserviceable, surplus or obsolete assets or assets that are replaced by assets of at least comparable value and use and (d) the early termination or unwinding of any Hedging Obligation;

(5) a Permitted Investment or a Restricted Payment (or a disposition that would constitute a Restricted Payment but for the exclusion from the definition thereof) that is permitted by Section 4.4 hereof;

(6) a disposition of oil, natural gas or other hydrocarbons or other mineral products in the ordinary course of business or customary in the Oil and Gas Business;

(7) any abandonment, relinquishment, farm-in, farm-out, lease or sub-lease of developed and/or undeveloped properties made or entered into in the ordinary course of business, but excluding any disposition as a result of the creation of a Production Payment and Reserve Sale;

(8) the expiration or lapse of oil and gas leases, exploration tenement licenses and subleases and sublicenses in the ordinary course of business or customary in the Oil and Gas Business;

(9) the dilution or forfeiture of working interests pursuant to the operating agreements or other instruments or agreements in the ordinary course of business;

(10) the creation or perfection of a Lien or disposition of any asset subject to such Lien in connection with enforcement thereof;

(11) any purchase and sale or other trade or exchange by the Company or any Restricted Subsidiary of properties or assets used or useful in the Oil and Gas Business (including leases and subleases) for other properties or assets used or useful in the Oil and Gas Business owned or held by one or more other Persons (including leases, subleases and Capital Stock of a Person engaged in the Oil and Gas Business that is or becomes a Restricted Subsidiary), including any cash or Cash Equivalents necessary in order to achieve an exchange of equivalent value, provided that the Fair Market Value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (including any cash or Cash Equivalents to be delivered by the Company or such Restricted Subsidiary) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash or Cash Equivalents) to be received by the Company or such Restricted Subsidiary, and provided, further, that any cash received by the Company or such Restricted Subsidiary in the transaction must be applied in accordance with the provisions of Section 4.7 as if such transaction were an Asset Sale;

(12) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(13) any assignment of an overriding royalty or net profits interest to an employee or consultant of the Company or any of its Restricted Subsidiaries in the ordinary course of business in connection with the generation of prospects or the development of oil and natural gas projects;

(14) the sale or other disposition (whether or not in the ordinary course of business) of oil and gas properties, provided at the time of such sale or other disposition such properties do not have associated with them any proved reserves;

(15) any Production Payment or Reserve Sale, provided that any such Production Payment or Reserve Sales shall have been created, incurred, issued, assumed or guaranteed in connection with the acquisition or financing of, and within 180 days after the acquisition of, the property that is subject thereto;

(16) the licensing or sublicensing of intellectual property or other general intangibles to the extent that such license does not prohibit the licensor from using the intellectual property and licenses, leases or subleases of other property;

(17) the sale or other disposition to (a) Antero Resources Appalachian Corporation of any Oil & Gas Interest (as defined in the Participation and Exploration Agreement referred to below) or other assets or property pursuant to that certain Participation and Exploration Agreement, effective as of February 11, 2012, by and between the Company and Antero Resources Appalachian Corporation or (b) Fossil Creek Energy Corporation in connection with any Right to Participate (as defined in the Purchase and Sale Agreement referred to below) pursuant to that certain Purchase and Sale Agreement dated as of August 12, 2011 between Fossil Creek Energy Corporation and the Company; and

(18) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors or other governing body of the general partner of the partnership;

(3) with respect to a limited liability company, the board of directors or other governing body, and in the absence of same, the manager or board of managers or the managing member or members or any controlling committee thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Borrowing Base” means the “Borrowing Base” as defined in and as determined from time to time pursuant to the Credit Agreement permitted pursuant to Section 4.3(b)(1) hereof; provided such “Borrowing Base” is a customary corporate banking borrowing base for oil and gas secured loan transactions provided by lenders, banks or other financial institutions or investors party to the Credit Agreement using their customary practices and standards for determining borrowing base loans and which are generally applied to borrowers in the Oil and Gas Business, as determined semi-annually during each year and/or on such other occasions as may be required or permitted by such Credit Agreement (which on the Issue Date is $125.0 million).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability of a Person in respect of a capital lease that would at that time be required to be capitalized on a balance sheet of such Person in accordance with GAAP. Notwithstanding the foregoing, any lease (whether entered into before or after the Issue Date) that would have been classified as an operating lease pursuant to GAAP as in effect on the Issue Date will be deemed not to represent a Capital Lease Obligation.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation (other than any debt security convertible into an equity interest) that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

(3) demand accounts, time deposit accounts, certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any U.S. commercial bank having capital and surplus in excess of $250.0 million and a Thomson Bank Watch Rating of “B” or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above and (7) below entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing within one year after the date of acquisition;

(6) deposits and certificates of deposit with any commercial bank not meeting the qualifications specified in clause (3) above, provided all such deposits do not exceed $1.0 million in the aggregate at any one time;

(7) securities or other general obligations issued and fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, having one of the two highest ratings obtainable from Moody’s or S&P and having maturities of not more than 365 days from the date of acquisition;

(8) Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A-2” from Moody’s, with maturities of 365 days or less from the date or acquisition; and

(9) money market or other mutual funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (8) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, measured by valuation and not by reference solely to acreage which disposition is followed by a Rating Decline within 90 days after its consummation;

(2) the adoption by the Board of Directors of a plan of liquidation or dissolution of the Company; or

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), other than one or more Permitted Holders (or any intermediate companies owned or controlled directly or indirectly by one or more Permitted Holders), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares, which occurrence is followed by a Rating Decline within 90 days thereafter.

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearance agency.

“Commodity Agreement” means any oil or natural gas hedging agreement and other agreement or arrangement designed to protect the Company or any Restricted Subsidiary against or manage exposure to fluctuations in oil or natural gas prices and not for speculative purposes.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

(1) the net income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, except to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

(2) the net income of any Restricted Subsidiary that is not a Subsidiary Guarantor to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3) the cumulative effect of a change in accounting principles;

(4) any write-downs or impairments of non-current assets;

(5) any unrealized non-cash gains or losses or charges in respect of hedge or non-hedge derivatives (including those resulting from the application of ASC 815);

(6) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

(7) any extraordinary or non-recurring gain (or loss), together with any related provision for taxes on such extraordinary or non-recurring gain (or loss);

(8) any non-cash compensation charge arising from any grant or vesting of stock, stock options or other equity-based awards; and

(9) any deferred tax expense (benefit).

“Corporate Trust Office of the Trustee” means the office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at Deutsche Bank Trust Company Americas, 60 Wall Street, 16th Floor, MSNYC60-1630, New York, New York 10005, Attention: Institutional Cash and Securities Services – Corporate Team – Eclipse Resources Corporation, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company given in accordance with Section 11.2 hereof.

“Credit Agreement” means the Second Amended and Restated Credit Agreement, dated as of June 11, 2015, by and among Eclipse Resources Corporation, as borrower, and the commercial lending institutions and other parties that are agents and lenders thereunder, as amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders).

“Credit Facilities” means, with respect to the Company or any Guarantor, one or more credit facilities, debt facilities, indentures or commercial paper facilities (including, without limitation, the Credit Agreement), in each case with banks or other financial institutions or lenders or investors, providing for revolving credit loans, term loans, private placements, debt securities, receivables financings (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or letter of credit guarantees, in each case, as amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced (including refinancing with any capital markets transaction) in whole or in part from time to time (and whether or not with the original trustee, Holders, purchasers, administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Credit Facility or any other credit or other agreement or indenture).

“Currency Agreements” means, at any time as to the Company and its Restricted Subsidiaries, any foreign currency exchange agreement, option or future contract or other similar agreement or arrangement designed to protect against or manage the Company or any of its Restricted Subsidiaries’ exposure to fluctuations in foreign currency exchange rates and not for speculative purposes.

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, substantially in the form of Exhibit A hereto except that such Security shall not bear the Global Security Legend and shall not have the “Schedule of Exchanges of Interests in the Global Security” attached thereto.

“Depositary” means The Depository Trust Company, until a successor shall have been appointed and become such Depositary pursuant to this Indenture and thereafter shall mean its successor.

“Disinterested Member” means, with respect to any transaction, a member of the Company’s Board of Directors who does not have any material direct or indirect financial interest (other than as an owner of Equity Interests in the Company or as an officer, manager or employee of the Company or any Restricted Subsidiary) in or with respect to such transaction and is not an Affiliate, or an officer, director, member of a supervisory, executive or management board or employee of any Person (other than the Company or a Restricted Subsidiary), who has any direct or indirect financial interest in or with respect to such transaction.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the Holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, for any consideration other than Capital Stock pursuant to a sinking fund obligation or otherwise, or is redeemable for any consideration other than Capital Stock at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Securities mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the Holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.4 hereof.

“Dollar-Denominated Production Payments” mean production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States, any state thereof, or the District of Columbia.

“EBITDAX” means, with respect to any Person for any period, without duplication, the Consolidated Net Income of such Person for such period,

(i) plus the sum of the following, without duplication and to the extent deducted (and not added back) in calculating such Consolidated Net Income:

(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period;

(2) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments, if any, pursuant to Interest Rate Agreements);

(3) depreciation, depletion, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period other than non-cash charges resulting from the application of ASC 410) of such Person and its Restricted Subsidiaries for such period; and

(4) consolidated exploration and abandonment expense of such Person and its Restricted Subsidiaries;

(ii) and minus the sum of:

(1) non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP; and

(2) (to the extent included in determining Consolidated Net Income) the sum of (a) the amount of deferred revenues that are amortized during the period and are attributable to reserves that are subject to Volumetric Production Payments; and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments.

“Equity Interests” of any Person means all Capital Stock of such Person and all warrants, options or other rights to acquire Capital Stock of such Person (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock of such Person).

“Equity Offering” means any public or private sale after the date of this Indenture of Capital Stock (other than Disqualified Stock) of the Company or any contribution to the capital of the Company in respect of Capital Stock (other than Disqualified Stock) of the Company, other than issuances to any Subsidiary of the Company.

“Euroclear” means Euroclear Bank S.A./N.V., or any successor securities clearance agency.

“Exchange Act” means the Securities Exchange Act of 1934 and any successor statute thereto, in each case as amended from time to time.

“Exchange Offer Registration Statement” means the registration statement of the Company relating to any offer to exchange Exchange Securities for either Initial Securities or Additional Securities pursuant to a Registration Rights Agreement.

“Exchange Securities” means Securities issued in a registered exchange offer pursuant to a corresponding Registration Rights Agreement.

“Exchanging Dealer” means a broker-dealer that exchanges Securities in a Registered Exchange Offer that it has acquired for its own account as a result of market making activities or other trading activities.

“Existing Indebtedness” means Indebtedness outstanding on the Issue Date, other than under the Credit Agreement.

“Fair Market Value” means, with respect to any Asset Sale, Restricted Payment, or Investment or Permitted Investment, the price that would be negotiated in an arm’s-length transaction between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by an officer of the Company.

“Fixed Charge Coverage Ratio” means, with respect to any specified Person, (a) for any period on or prior to the twelve month anniversary of the Issue Date, the ratio of (1) the EBITDAX of such Person and its Restricted Subsidiaries determined on a cumulative basis for each full fiscal quarter of the Company from and after July 1, 2015 for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred to (2) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, and (b) with respect to any period after the twelve month anniversary of the Issue Date, the ratio of (1) the EBITDAX of such Person and its Restricted Subsidiaries determined on a cumulative basis for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred to (2) the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, redeems or repays any Indebtedness (other than revolving credit borrowings unless, in connection with any such repayment, the commitments to lend associated with such revolving credit borrowings are permanently reduced or canceled) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, redemption or repayment of Indebtedness, or such issuance or redemption of preferred stock, and the use of proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, and increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period;

(2) the EBITDAX attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, shall be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period; and

(5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at all times during such four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company; provided that such officer may in his or her discretion include any reasonably identifiable and factually supportable pro forma changes to EBITDAX, including any pro forma expenses and cost reductions, that have occurred or in the judgment of such officer are reasonably expected to occur within 12 months of the date of the applicable transaction (regardless of whether such expense or cost reduction or any other operating improvements could then be reflected properly in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the SEC). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of such period to the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness, but if the remaining term of such Interest Rate Agreement is less than 12 months, then such Interest Rate Agreement shall only be taken into account for that portion of the period equal to the remaining term thereof). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate; provided that if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of such period to the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness; provided that Hedging Obligations with a remaining term of less than 12 months will be taken into account for the number of months remaining).

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) the net consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized, including, without limitation, amortization of original issue discount, non-cash interest payments (other than amortization of debt issuance costs or debt extinguishment costs), the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts, and other fees and charges incurred in respect of letters of credit or bankers’ acceptance financings, and net payments, if any, pursuant to Interest Rate Agreements; plus

(2) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(3) all dividend payments, whether or not in cash, on any series of Disqualified Stock of such Person or any of its Restricted Subsidiaries, or preferred stock of any of its Restricted Subsidiaries, in each case other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company.

“GAAP” means accounting principles generally accepted in the United States which are in effect from time to time.

“Global Securities” means, individually and collectively, each of the Restricted Global Securities and the Unrestricted Global Securities.

“Global Security Legend” means the legend set forth in Section 2.6(g)(2), which is required to be placed on all Global Securities issued under this Indenture.

“Government Securities” means direct obligations of, or obligations generated by, the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and that are not callable at the issuer’s option.

“Guarantee” means, without duplication, any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any other obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person, or

(2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment therefor to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” means each Domestic Subsidiary that executes this Indenture as an initial Subsidiary Guarantor, any Restricted Subsidiary of the Company that is a Domestic Subsidiary and becomes a Subsidiary Guarantor in accordance with the provisions of this Indenture, and their respective successors and assigns.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under Currency Agreements, Interest Rate Agreements and Commodity Agreements.

“Holder” means a person in whose name a Security is registered on the Registrar’s books.

“Immaterial Subsidiary” means any Restricted Subsidiary that has (a) assets having an aggregate book value, as of the end of the fiscal year most recently ended (or if such Subsidiary was acquired or created subsequent to the end of such fiscal year, as of the later of such date of acquisition or creation), not exceeding $500,000 and (b) net income not exceeding $500,000 for such fiscal year.

“Indebtedness” means, with respect to any specified Person, without duplication,

(1) all obligations of such Person, whether or not contingent, in respect of:

(a) the principal of and premium, if any, in respect of outstanding (i) indebtedness of such Person for money borrowed and (ii) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(b) all Capital Lease Obligations of such Person;

(c) the deferred purchase price of property, which purchase price is due more than six months after the date of taking delivery of title to such property, including all obligations of such Person for the deferred purchase price of property under any title retention agreement; and

(d) the reimbursement obligation of such Person for the principal amount of any letter of credit, banker’s acceptance or similar transaction (excluding obligations with respect to letters of credit securing obligations (other than obligations described in clauses (a) through (c) above) to the extent any drawing thereon is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(2) all net obligations in respect of Currency Agreements, Interest Rate Agreements and Commodity Agreements, except to the extent such net obligations are otherwise included in this definition;

(3) all liabilities of others of the kind described in the preceding clause (1) or (2) that such Person has Guaranteed;

(4) with respect to any Production Payment and Reserve Sale, any warranties or guaranties of production or payment by such Person with respect to such Production Payment and Reserve Sale but excluding other contractual obligations of such Person with respect to such Production Payment and Reserve Sale;

(5) Indebtedness (as otherwise defined in this definition) of another Person secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, the amount of such obligations being deemed to be the lesser of:

(a) the full amount of such obligations so secured; and

(b) the fair market value of such asset as determined in good faith by such specified Person;

(6) Disqualified Stock of such Person or a Restricted Subsidiary that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the Holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, for any consideration (other than Capital Stock) pursuant to a sinking fund obligation or otherwise, or is redeemable for any consideration (other than Capital Stock) at the option of the Holder thereof, in whole or in part, on or prior to the date on which the Securities mature, in an amount equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof; and

(7) the aggregate preference in respect of amounts payable on the issued and outstanding shares of preferred stock of any of the Company’s Restricted Subsidiaries in the event of any voluntary or involuntary liquidation, dissolution or winding up (excluding any such preference attributable to such shares of preferred stock that are owned by such Person or any of its Restricted Subsidiaries; provided, that if such Person is the Company, such exclusion shall be for such preference attributable to such shares of preferred stock that a re owned by the Company or any of its Restricted Subsidiaries),

if and to the extent that any of the preceding items (other than in respect of letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

Notwithstanding the foregoing, “Indebtedness” shall not include:

(a) accrued expenses, royalties, trade payables and surety bonds;

(b) contingent obligations incurred in the ordinary course of business;

(c) asset-retirement obligations;

(d) obligations in respect of reclamation and workers’ compensation (including pensions and retiree medical care) that are not overdue by more than 90 days;

(e) obligations in respect of environmental reclamation or site rehabilitation;

(f) except as provided in clause (4) above, Production Payments and Reserve Sales;

(g) take or pay or in-kind obligations arising in the ordinary course of business or customary in the Oil and Gas Business;

(h) any obligation of a Person in respect of a farm-in, farm out, operating agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or natural gas property;

(i) Indebtedness secured by any Lien of the type described in clause (13) of the definition of “Permitted Liens;” and

(j) any repayment or reimbursement obligation of such Person or any of its Restricted Subsidiaries with respect to Customary Recourse Exceptions, unless and until an event or circumstance occurs that triggers the Person’s or such Restricted Subsidiary’s direct repayment or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness.

For purposes hereof, the maximum fixed repurchase price of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value to be determined in good faith by the Board of Directors of the issuer of such Disqualified Stock.

Notwithstanding the foregoing, Indebtedness shall not include any indebtedness that has been defeased or discharged in accordance with GAAP or defeased or discharged pursuant to the deposit of cash, U.S. government obligations and Cash Equivalents (sufficient to satisfy all obligations relating thereto at maturity or redemption, as applicable) in a trust or account created or pledged for the sole benefit of the Holders of such indebtedness, in accordance with the terms of the instruments governing such indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Initial Purchasers” means, with respect to the Initial Securities, Deutsche Bank Securities Inc., BMO Capital Markets Corp., Capital One Securities, Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Wells Fargo Securities, LLC, Barclays Capital Inc., Global Hunter Securities LLC, Johnson Rice & Company L.L.C., and Scotia Capital (USA) Inc.

“Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Interest Rate Agreements” means, with respect to the Company and its Restricted Subsidiaries, interest rate agreements, interest rate cap agreements and interest rate collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in or manage exposure to interest rates, with respect to any Indebtedness that is permitted to be incurred under this Indenture.

“Investment Grade Rating” means a rating equal to or higher than:

(1) Baa3 (or the equivalent) with a stable or better outlook by Moody’s; or

(2) BBB– (or the equivalent) with a stable or better outlook by S&P,

or, if neither such entity makes a rating on the Securities publicly available for reasons outside of the Company’s control, the equivalent investment grade credit rating from any other rating agency.

“Investment Grade Rating Event” means the first day on which the Securities have an Investment Grade Rating from either S&P or Moody’s (or, if neither such entity makes a rating on the Securities publicly available for reasons outside of the Company’s control, the equivalent investment grade credit rating from any other rating agency), and no Default has occurred and is then continuing under this Indenture.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Restricted Subsidiary not sold or disposed of.

“Issue Date” means the first date on which the Securities are issued, authenticated and delivered under this Indenture.

“Joint Marketing Arrangement” means any joint venture, partnership, lease, joint marketing agreement, operating agreement or other arrangement (which may or may not include joint ownership of any Person) pursuant to which the Company or one of its Restricted Subsidiaries arrange for the marketing, lease or sale of products and services and share in the profits therefrom.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, encumbrance for security purposes, or security interest of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any assets and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Make Whole Premium” means, with respect to a Security at any time, the excess, if any, of (a) the present value at such time of (i) the Redemption Price of such Security at July 15, 2018 as set forth in the table in Section 3.7(a) plus (ii) any required interest payments due on such Security through July 15, 2018 (except for currently accrued and unpaid interest), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 50 basis points, over (b) the principal amount of such Security.

“Midstream Assets” means (i) assets used primarily for gathering, transmission, compression, storage, processing, marketing, fractionation, dehydration, stabilization or treatment of natural gas, natural gas liquids, oil or other hydrocarbons, carbon dioxide or water and (ii) Equity Interests of any Person whose assets primarily consist of assets referred to in clause (i).

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock or the sale or incurrence of any Indebtedness, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of, without duplication:

(1) the direct costs relating to such Asset Sale, including, without limitation, legal, title, engineering, environmental, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof;

(2) taxes paid or payable as a result thereof;

(3) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale;

(4) any reserve established in accordance with GAAP against liabilities associated with such Asset Sale or any amount placed in escrow for adjustment in respect of the purchase price of such Asset Sale, until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall be increased by the amount of the reserve so reversed or the amount returned to the Company or its Restricted Subsidiaries from such escrow arrangement, as the case may be; and

(5) any distributions and other payments required to be made to minority interest Holders in any Restricted Subsidiaries as a result of such Asset Sale.

“Net Working Capital” means:

(1) all current assets of the Company and its Restricted Subsidiaries except non-cash assets under ASC 815, minus

(2) all current liabilities of the Company and its Restricted Subsidiaries, except non-cash obligations under ASC 815 and current liabilities included in Indebtedness;

in each case determined in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, in each case except for Customary Recourse Exceptions; and

(2) no default with respect to which (including any rights that the Holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any Holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

“Officer” means the Chief Executive Officer, the Chief Financial Officer, any Executive Vice President or Vice President, any Treasurer or any Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers of the Company or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

“Oil and Gas Business” means:

(1) the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in oil, natural gas, liquefied natural gas and other hydrocarbons, mineral or renewable energy properties or products produced in association with any of the foregoing;

(2) the business of gathering, marketing, distributing, treating, processing, storing, refining, selling and transporting of any production from such interests or properties and products produced in association therewith and the marketing of oil, natural gas, other hydrocarbons, minerals and renewable energy;

(3) any other related energy business, directly or indirectly, from oil, natural gas and other hydrocarbons, minerals and renewable energy produced substantially from properties in which the Company or its Restricted Subsidiaries, directly or indirectly, participate;

(4) any business relating to oil field sales and service or drilling rigs; and

(5) any business or activity relating to, arising from, or necessary, appropriate or incidental to the activities described in the foregoing clauses (1) through (4) of this definition.

“Oil and Gas Liens” means:

(1) Liens on any specific property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, acquisition, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for “development” will include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or that relate to such properties or interests);

(2) Liens on an oil or gas producing property to secure obligations incurred or Guarantees of obligations incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property;

(3) Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, farm- out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, operating agreements, working interests, net profit interests, reversionary interests and other similar interests, joint billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other licenses, sublicenses and agreements that are customary in the Oil and Gas Business; provided, however, that in all instances such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

(4) Liens securing Production Payments and Reserve Sales; provided that such Liens are limited to the property that is subject to such Production Payments and Reserve Sales, and such Production Payments and Reserve Sales; and

(5) Liens on pipelines or pipeline facilities that arise by operation of law.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company who, in either case, is licensed to practice law in the State of New York.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

“Permitted Acquisition Indebtedness” means Indebtedness (including Disqualified Stock) of the Company or any of the Restricted Subsidiaries to the extent such Indebtedness was Indebtedness:

(1) of an acquired Person prior to the date on which such Person became a Restricted Subsidiary as a result of having been acquired and not incurred in contemplation of such acquisition; or

(2) of a Person that was merged, consolidated or amalgamated with or into the Company or a Restricted Subsidiary that was not incurred in contemplation of such merger, consolidation or amalgamation,

provided that on the date such Person became a Restricted Subsidiary or the date such Person was merged, consolidated and amalgamated with or into the Company or a Restricted Subsidiary, as applicable, after giving pro forma effect thereto,

(a) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test under Section 4.3(a) or

(b) the Fixed Charge Coverage Ratio for the Company would be not less than the Fixed Charge Coverage Ratio for the Company immediately prior to such transaction.

“Permitted Business Investments” means Investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business, including through agreements, transactions, interests or arrangements that permit one to share risk or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including without limitation:

(1) direct or indirect ownership (through acquisition or otherwise) of oil, natural gas, other related hydrocarbon and mineral properties or any interest therein or gathering, transportation, processing, storage or related systems;

(2) the entry into operating agreements, joint ventures, processing agreements, working interests, royalty interests, mineral leases, farm-in agreements, farm-out agreements, development agreements, production sharing agreements, area of mutual interest agreements, contracts for the sale, transportation or exchange of oil and natural gas and related hydrocarbons and minerals, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, partnership agreements (whether general or limited), limited liability company agreements, subscription agreements, stock purchase agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto; and

(3) direct or indirect ownership interests in drilling rigs, fracturing units and other related equipment.

“Permitted Holders” means, collectively, (a) EnCap Energy Capital Fund VIII, L.P., EnCap Energy Capital Fund VIII Co-Investors, L.P., EnCap Energy Capital Fund IX, L.P., and their controlling owner, EnCap Investments, L.P., and (b) (i) Eclipse Resources Holdings, L.P., (ii) The Hulburt Family II Limited Partnership, CKH Partners II, L.P. and Kirkwood Capital, L.P. and (iii) Eclipse Management, L.P., in each case, and their respective controlling owners, Benjamin W. Hulburt, Christopher K. Hulburt, Thomas S. Liberatore and Matthew R. DeNezza.

“Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary of the Company;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Company; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

or any Investment held by such Person at the time of such transaction, provided such Investment was not made in contemplation of such transaction;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale (or other disposition excluded from the definition thereof) that was made pursuant to and in compliance with Section 4.7 hereof;

(5) any Investment to the extent made in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6) repurchases of the Securities and any Exchange Securities;

(7) any Guarantee of (a) Indebtedness permitted to be incurred under Section 4.3 hereof and (b) operating leases (other than Capital Lease Obligations) or other obligations that do not constitute Indebtedness, in each case incurred in the ordinary course of business or customary in the Oil and Gas Business, including obligations under oil and natural gas exploration, development, joint operating and related agreements and licenses or concessions related to the Oil and Gas Business;

(8) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(9) payroll, travel, relocation and similar advances to officers, directors and employees to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(10) loans or advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary made for bona fide business purposes;

(11) Investments received in compromise or resolution of, or upon satisfaction of judgments with respect to, (a) obligations created in the ordinary course of business and owing to the Company or any Restricted Subsidiary, (b) litigation, arbitration or other disputes, (c) any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor or in connection with a work-out or recapitalization of the issuer or (d) the foreclosure or other transfer of title or perfection or enforcement of any lien with respect to any secured Investment in default;

(12) Hedging Obligations, which transactions or obligations are incurred in compliance with Section 4.3 hereof;

(13) Permitted Business Investments and/or Permitted Other Business Investments;

(14) Investments in accounts receivable, prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties and endorsements for collection or deposit arising in the ordinary course of business;

(15) advances, deposits and prepayments for purchases of any assets, including any Equity Interests;

(16) Permitted Joint Venture Investments and Joint Marketing Arrangements entered into by the Company and its Restricted Subsidiaries in an aggregate amount (measured on the date on which each such Investment was made and without giving effect to subsequent changes in value) that, when taken together with all other Investments pursuant to this clause (16), do not exceed the greater of (x) $75.0 million and (y) 5.0% of ACNTA at any time outstanding;

(17) Investments arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, in each case incurred or assumed in connection with the disposition or acquisition of any business, assets or a Restricted Subsidiary in accordance with this Indenture;

(18) any Investment existing on, or made pursuant to binding commitments existing on, the date of this Indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of this Indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of this Indenture or (b) as otherwise permitted under this Indenture;

(19) any Investment by the Company or any Restricted Subsidiary in the Oil and Gas Business having an aggregate Fair Market Value (as determined in good faith by the Company), taken together with all other Investments made pursuant to this clause (19) that are at that time outstanding, not to exceed the greater of (x) $75.0 million and (y) 5.0% of ACNTA at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (19) is made in any Person that is not the Company or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes the Company or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (19) for so long as such Person continues to be the Company or a Restricted Subsidiary; and

(20) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (20) since the Issue Date, not to exceed the greater of (a) $75.0 million and (b) 5.0% of ACNTA determined at the time of such Investment.

In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value at the time of the Investment, without regard to subsequent changes in value.

With respect to any Investment, the Company may, in its sole discretion, order and classify, and subsequently reorder and reclassify, all or any portion of any Investment to one or more of the above clauses so that the entire Investment is a Permitted Investment.

“Permitted Joint Venture Investment” means an Investment by such Person in any other Person engaged in the Oil and Gas Business (a) over which such Person is responsible (either directly or through a services or similar agreement) for day-to-day operations or otherwise has operational and managerial control of such other Person, or veto power over significant management decisions affecting such other Person, and (b) of which at least 20% of the outstanding Equity Interests of such other Person are at the time owned directly or indirectly by such Person.

“Permitted Liens” means:

(1) Liens on any property or assets of the Company and any Restricted Subsidiary securing Indebtedness and other obligations under Credit Facilities that were permitted to be incurred pursuant to Section 4.3(b)(1) hereof;

(2) Liens in favor of the Company or a Restricted Subsidiary;

(3) Liens on any property or assets of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to and not incurred in the contemplation of such merger or consolidation and do not extend to any property or assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(4) Liens on any property or assets (including Capital Stock) existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were not incurred in contemplation of such acquisition;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, bid, plugging, abandonment and performance bonds or other obligations of a like nature incurred in the ordinary course of business or customary in the Oil and Gas Business (including Liens to secure letters of credit issued to assure payment of such obligations);

(6) Liens existing on the Issue Date, other than Liens securing Indebtedness and other obligations incurred pursuant to Section 4.3(b)(1) hereof;

(7) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(8) Liens securing Indebtedness incurred to refinance Indebtedness that was previously so secured pursuant to clauses (2) through (23) of this definition, provided that (i) the amount of such Indebtedness is not increased except as necessary to pay fees or expenses, including premiums, incurred in connection with such refinancing and (ii) any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(9) Liens securing Hedging Obligations of the Company or any of its Restricted Subsidiaries;

(10) Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capital Lease Obligations, purchase money obligations or other payments incurred to finance the acquisition, lease, improvement or construction of or repairs or additions to, assets or property acquired or constructed in the ordinary course of business, including Liens securing Indebtedness permitted by Section 4.3(b)(4); provided that:

(a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be incurred under this Indenture and does not exceed the cost of the assets or property so acquired or constructed; and

(b) such Liens are created within 180 days of the later of the acquisition, lease, completion of improvements, construction, repairs or additions or commencement of full operation of the assets or property subject to such Lien and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property (plus improvements, accessions, proceeds, insurance, and dividends or distributions in respect thereof);

(11) any Lien incurred in the ordinary course of business (including (a) easements, rights of way, zoning, reservations (including severances, leases or reservations or minerals or water rights), and restrictions or encumbrances (including leases and subleases) in respect of real property that do not in the aggregate materially impair their use in the operation of the business of the Company and its Subsidiaries, taken as a whole, (b) rights or title of lessors under leases (other than Capital Lease Obligations), (c) rights of collecting banks having rights of setoff, revocation, refund, chargeback or similar rights with respect to money or instruments of the Company or the Restricted Subsidiaries on deposit with or in the possession of such banks, (d) Liens imposed by law, including Liens under workers’ compensation or similar legislation and repairmen’s, mechanics’, carriers’, warehousemen’s, materialmen’s, landlords’, lessors’, suppliers’ and vendors’ Liens, (e) Liens incurred to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice, (f) Liens on Cash Equivalents and other deposits imposed by customers under contracts entered into in the ordinary course of business and (g) Oil and Gas Liens, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property (other than trade accounts payable arising in the ordinary course of business));

(12) Liens for taxes, assessments and governmental charges not yet delinquent by more than 60 days or the validity of which are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been established to the extent required by GAAP as in effect at such time;

(13) Liens on the Capital Stock of any Unrestricted Subsidiary to the extent securing Indebtedness of Unrestricted Subsidiaries;

(14) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture that was previously so secured pursuant to clauses (2) through (23) of this definition, and any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses, in each case, so long as (x) no additional collateral is granted as security thereby (other than improvements, accessions, proceeds, or dividends or distributions in respect of the original collateral) and (y) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (i) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Indebtedness and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(15) Liens created for the benefit of (or to secure) all of the Securities (including Additional Securities) issued under this Indenture, the Subsidiary Guarantees and the other obligations arising under this Indenture;

(16) Liens arising under this Indenture in favor of the Trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under this Indenture; provided that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the Holders of the Indebtedness;

(17) Liens on insurance policies and proceeds thereof, or other deposits to secure insurance premium financings;

(18) Liens on property securing a defeasance trust;

(19) Liens arising out of judgments, attachments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been established to the extent required by GAAP as in effect at such time;

(20) Liens on Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(21) Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(22) grants of software and other technology licenses in the ordinary course of business;

(23) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business; and

(24) in addition to the foregoing, Liens securing obligations the outstanding principal amount of which does not, taken together with the principal amount of all other obligations secured by Liens Incurred under this clause (24) that are at that time outstanding, exceed the greater of (x) $75.0 million and (y) 5.0% of ACNTA at the time of incurrence.

“Permitted MLP Securities” means equity securities (including incentive distribution rights) of a master limited partnership (or limited liability company or similar business entity with pass-through treatment for U.S. Federal income tax purposes) that has a class of equity securities traded on the New York Stock Exchange, the NYSE AMEX Equities or the Nasdaq Stock Market (or any successor thereof).

“Permitted Other Business Investments” means Investments by the Company or any of its Restricted Subsidiaries in any Person (including in any Unrestricted Subsidiary or joint venture of the Company), provided that:

(1) at the time of such Investment and immediately thereafter, the Company could incur $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test set forth in Section 4.3(a);

(2) if such Person has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is Non-Recourse Debt or (b) any such Indebtedness of such Person that is recourse to the Company or any of its Restricted Subsidiaries (which shall include, without limitation, all Indebtedness of such Person for which the Company or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Indebtedness, by law or pursuant to any guarantee, including, without limitation, any “claw-back,” “make-well” or “keep-well” arrangement) could, at the time such Investment is made, be incurred at that time by the Company and its Restricted Subsidiaries under the Fixed Charge Coverage Ratio test set forth in Section 4.3(a); and

(3) such Person is not engaged, in any material respect, in any business other than the Oil and Gas Business.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the Net Cash Proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of, plus premium, if any, and accrued and unpaid interest on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

(2) the Permitted Refinancing Indebtedness has a final maturity date no earlier than the earlier of the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded or 91 days after the final maturity date of the Securities;

(3) the Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred that is equal to or greater than the shorter of (A) the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded and (B) 91 days after the Weighted Average Life to Maturity of the Securities;

(4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities or a Subsidiary Guarantee, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Securities or such Subsidiary Guarantee on terms at least as favorable, taken as a whole, to the Holders of Securities as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(5) such Indebtedness is not incurred by a Restricted Subsidiary if the Company is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided, however, that a Restricted Subsidiary that is also a Guarantor may Guarantee Permitted Refinancing Indebtedness incurred by the Company, whether or not such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided further, however, that if such Permitted Refinancing Indebtedness is subordinated to the Securities, such Guarantee shall be subordinated to such Restricted Subsidiary’s Subsidiary Guarantee to at least the same extent.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Private Exchange” means an offer to exchange Private Exchange Securities for either Initial Securities or Additional Securities in accordance with a Registration Rights Agreement.

“Private Exchange Securities” means Exchange Securities issued in exchange for either Initial Securities or Additional Securities other than pursuant to a Registered Exchange Offer.

“Private Placement Legend” means the legend set forth in Section 2.6(g)(1) to be placed on all Securities issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Production Payments” means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest or Production Payment in oil and natural gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where, in the case of each of the foregoing, the Holder of such interest has recourse solely to such production or proceeds of production for the recovery of its investment in such interest, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard and subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary with respect to the foregoing interests.

“QIB” means any “qualified institutional buyer” (as defined in Rule 144A).

“Rating Category” means:

(1) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and

(2) with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).

“Rating Decline” means a decrease in the rating of the Securities by either Moody’s or S&P by one or more gradations (including gradations within Rating Categories as well as between Rating Categories). In determining whether the rating of the Securities has decreased by one or more gradations, gradations within Rating Categories, namely + or – for S&P, and 1, 2, and 3 for Moody’s, will be taken into account; for example, in the case of S&P, a rating decline either from BB+ to BB or BB– to B+ will constitute a decrease of one gradation.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Registered Exchange Offer” means an offer to exchange Exchange Securities for either Initial Securities or Additional Securities pursuant to an Exchange Offer Registration Statement as required by a Registration Rights Agreement.

“Registration Rights Agreement” means (a) with respect to the Initial Securities, the Registration Rights Agreement dated as of the Issue Date by and among the Company, the Guarantors and the Initial Purchasers, or (b) any similar registration rights agreement with respect to Additional Securities.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Security” means a permanent Global Security substantially in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend, that has the “Schedule of Exchanges of Interests in the Global Security” attached thereto, and that is deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities initially sold in reliance on Regulation S.

“Resale Restriction Termination Date” means (i) in the case of Securities initially sold in reliance on Rule 144A, the date that is one year after the later of the Issue Date (or the date of original issue of any Additional Notes) and the last date on which the Company or any Affiliate of the Company was the owner of such Securities (or any predecessor Securities) or (ii) in the case of Securities initially sold in reliance on Regulation S, 40 days after the later of the Issue Date (or the date of original issue of any Additional Notes) and the date on which Securities (or any predecessor Securities) were first offered to persons other than distributors (as defined in Rule 902 of Regulation S) in reliance on Regulation S.

“Restricted Definitive Security” means a Definitive Security bearing the Private Placement Legend.

“Restricted Global Security” means a Global Security bearing the Private Placement Legend (including the Regulation S Global Security).

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Security” means either a Restricted Definitive Security or a Restricted Global Security.

“Restricted Subsidiary” of a Person means any Subsidiary of the referenced Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means securities issued under this Indenture. The Initial Securities, the Exchange Securities and the Additional Securities shall be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase, and unless otherwise provided or the context otherwise requires, all references to the Securities shall include the Initial Securities, the Exchange Securities and the Additional Securities.

“Securities Act” means the Securities Act of 1933 and any successor statute thereto, in each case as amended from time to time.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor Person, and shall initially be the initial Registrar.

“Shelf Registration Statement” means a registration statement of the Company used by a Holder in connection with its offer and sale of Securities pursuant to a Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Special Mandatory Redemption Date” means the last Business Day that is on or before the seventh (7th) day after the PIK Notes Redemption Termination Date; provided that the Special Mandatory Redemption Date shall occur at least seven (7) Business Days following delivery of notice of the Special Mandatory Redemption to the Trustee.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness of the Company (or a Guarantor) that is expressly subordinated or junior in right of payment to the Securities (or a Subsidiary Guarantee, as appropriate) pursuant to a written agreement to that effect.

“Subsidiary” means any subsidiary of the Company. A “subsidiary” of any Person means:

(1) a corporation a majority of whose Voting Stock is at the time, directly or indirectly owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person; or

(2) a partnership, joint venture, limited liability company or similar entity, in which such Person or a subsidiary of such Person is, at the date of determination, either entitled to receive more than 50 percent of the assets of such entity upon its dissolution, or in the case of a limited partnership or limited liability company, is the controlling general partner or managing or controlling member, as applicable.

“Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations pursuant to Article X hereof.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to July 15, 2018; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Company shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to July 15, 2018 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Company will

(a) calculate the Treasury Rate on the second Business Day preceding the applicable Redemption Date and (b) prior to such Redemption Date file with the Trustee an Officers’ Certificate setting forth the Make Whole Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, as in effect from time to time.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Trust Officer” means, when used with respect to the Trustee, any officer or assistant officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer or assistant officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s actual knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Unrestricted Definitive Security” means one or more Definitive Securities that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Security” means a permanent Global Security substantially in the form of Exhibit A attached hereto that bears the Global Security Legend and that has the “Schedule of Exchanges of Interests in the Global Security” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Securities that do not bear the Private Placement Legend.

“Unrestricted Security” means either an Unrestricted Definitive Security or an Unrestricted Global Security.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution (and any Subsidiary thereof), but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt, except as permitted under clause (2)(b) of the definition of “Permitted Other Business Investments”;

(2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, except as permitted under Section 4.8; and

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition.

The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation is in compliance with the next succeeding sentence and would not otherwise cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, such designation shall be deemed an Investment in the Subsidiary so designated and all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated, shall be valued at their Fair Market Value at the time of such designation for purposes of determining compliance with Section 4.4 hereof; provided, however, that such covenant need not be complied with if the Subsidiary to be so designated has total assets of $1,000 or less. That designation will only be permitted if the amount of such Investment is either permitted as a Restricted Payment under Section 4.4 hereof or a Permitted Investment at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a copy of the Board Resolution giving effect to such designation certified in an Officers’ Certificate that also certifies that such designation complied with the preceding conditions and was permitted by Section 4.4, in which case such designation shall be effective as of the date specified in such resolution. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.3 hereof, the Company shall be in default of such covenant.

The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.3 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

“U.S. Person” means any U.S. person as defined for purposes of Regulation S.

“Volumetric Production Payments” mean production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without reference to the occurrence of any contingency) to vote in the election of the directors, managers or trustees of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

Section 1.2 Other Definitions

“Act”	Section 11.16

“Affiliate Transaction”	Section 4.8(a)

“Asset Sale Offer”	Section 4.7(c)

“Asset Sale Payment”	Section 4.7(c)

“Asset Sale Payment Date”	Section 4.7(d)

“Authenticating Agent”	Section 2.2

“Calculation Date”	Section 1.1 (“Fixed Charge Coverage Ratio”)

“Change of Control Offer”	Section 4.11(a)

“Change of Control Payment”	Section 4.11(a)

“Change of Control Payment Date”	Section 4.11(a)

“covenant defeasance option”	Section 8.1(b)

“Defaulted Interest”	Section 2.11

“Event of Default”	Section 6.1

“Excess Proceeds”	Section 4.7(c)

“incur”	Section 4.3(a)

“Initial Securities”	Preamble

“Issuer Order”	Section 2.2

“legal defeasance option”	Section 8.1(b)

“Legal Holiday”	Section 11.7

“Obligations”	Section 10.1

“Paying Agent”	Section 2.3

“Payment Default”	Section 6.1(5)(A)

“Permitted Consideration”	Section 4.7(a)(2)

“Permitted Indebtedness”	Section 4.3(b)

“Registrar”	Section 2.3

“Restricted Payment”	Section 4.4(a)

Section 1.3 Incorporation by Reference of Trust Indenture Act

This Indenture is subject to the mandatory provisions of the Trust Indenture Act which are incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Securities and the Subsidiary Guarantees;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company and any other obligor (including any Guarantor) on the indenture securities.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by the Trust Indenture Act by reference to another statute or defined by an SEC rule have the meanings assigned to them by such definitions.

Section 1.4 Rules of Construction

Unless the context otherwise requires:

(A) a term has the meaning assigned to it;

(B) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(C) “or” is not exclusive;

(D) “including” means including without limitation;

(E) words in the singular include the plural and words in the plural include the singular;

(F) unless otherwise indicated, all references to “Articles” or “Sections” are to Articles or Sections, as the case may be, of this Indenture;

(G) references to sections of or rules under the Exchange Act or the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(H) references to any sections or rules of the Accounting Standards Codification shall be deemed to include successor sections or rules adopted by the Financial Accounting Standards Board (or any successor thereto); and

(I) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole (as amended or supplemented from time to time) and not to any particular Article, Section or other subdivision.

ARTICLE II

THE SECURITIES

Section 2.1 Form and Dating

(a) General. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The notation of Subsidiary Guarantee shall be substantially in the form of Exhibit D hereto, and shall be notated on the Securities. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. The Securities shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security or any Guarantee conflicts with the express provisions of this Indenture, the provisions of this Indenture (to the extent permitted by law) shall govern and be controlling.

(b) Global Securities. The Securities issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Security Legend thereon and the “Schedule of Exchanges of Interests in the Global Security” attached thereto). The Securities issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Security Legend thereon and without the “Schedule of Exchanges of Interests in the Global Security” attached thereto). Each Global Security shall represent the amount of outstanding Securities specified therein, and each Global Security shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee or the Securities Custodian, at the direction of the Trustee, in accordance with the instructions given by the Holder thereof as required by Section 2.6 hereof.

(c) Regulation S Global Securities. Any Securities offered and sold in reliance on Regulation S shall be issued initially in the form of a Regulation S Global Security, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Prior to the expiration of the Restricted Period, any resale or transfer of beneficial interests in a Regulation S Global Security to U.S. Persons shall not be permitted unless such resale or transfer is made pursuant to Rule 144A or Regulation S.

(d) 144A Global Securities. Any Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of a 144A Global Security, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or the nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

(e) Definitive Securities. Notwithstanding any other provision of this Section 2.1, any issuance of Definitive Securities shall be at the Company’s discretion, except in the circumstances set forth in Section 2.6(a) hereof.

Section 2.2 Execution and Authentication

An Officer shall sign the Securities for the Company by manual, facsimile or electronically transmitted signature. One Officer shall sign each notation of Subsidiary Guarantee for each Guarantor by manual, facsimile or electronically transmitted signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture.

The Trustee shall authenticate and deliver: (i) on the Issue Date, Initial Securities in an aggregate principal amount of $550,000,000, (ii) if and when issued, Additional Securities (which may be issued in either a registered or a private offering under the Securities Act) and (iii) Exchange Securities for issue only in an exchange offer pursuant to a Registration Rights Agreement, and only in exchange for Initial Securities or Additional Securities of an equal principal amount, in each case upon a written order of the Company signed by an Officer of the Company (an “Issuer Order”). Each such Issuer Order shall specify the amount of the Securities to be authenticated and the date on which the Securities is to be authenticated and whether the Securities are to be in global or definitive form and whether they are to bear the Private Placement Legend. With respect to any Additional Securities issued by the Company subsequent to the Issue Date and subject to Section 4.3 of this Indenture, the Company shall set forth in the Issuer Order the issue price, issue date and CUSIP number of such Additional Securities.

The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

Section 2.3 Registrar and Paying Agent

The Company shall at all times maintain in the continental United States an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”), and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any such additional paying agent.

The Company or any of its Subsidiaries may act as Paying Agent, subject to the provisions of this Section 2.3. Any Paying Agent or Registrar may resign as such upon 30 days’ prior written notice to the Company and the Trustee; upon resignation of any Paying Agent or Registrar, the Company shall appoint a successor Paying Agent or Registrar, as the case may be, complying with the requirements of this Section 2.3, no later than 30 days thereafter and shall provide notice to the Trustee of such successor Paying Agent or Registrar.

If at any time there shall be Securities outstanding that are not Global Securities and there shall be no Paying Agent with an office or agency in the City of New York, State of New York, where the Securities may be presented or surrendered for payment, the Company shall forthwith designate such a Paying Agent in order that the Securities shall at all times be payable in the City of New York, the State of New York.

The Company initially appoints Deutsche Bank Trust Company Americas as Registrar and Paying Agent for the Securities. The Company may appoint and change any Registrar or Paying Agent without notice to any Holder.

The immunities, protections and exculpations available to the Trustee under this Indenture shall also be available to each Agent, and the Company’s obligations under Section 7.7 to compensate and indemnify the Trustee shall extend likewise to each Agent.

Section 2.4 Paying Agent to Hold Money in Trust

By at least 11:00 a.m. (New York City time) on the date on which any principal, premium, if any, or interest on any Security is due and payable, the Company shall deposit with the Paying Agent in immediately available funds a sum sufficient to pay such principal, premium, if any, and interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, and interest (if any) on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee.

Section 2.5 Holder Lists

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and will otherwise comply with Section 312(a) of the TIA. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, and the Company will otherwise comply with Section 312(a) of the TIA.

Section 2.6 Transfer and Exchange

(a) Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Owners of beneficial interests in Global Securities shall not be entitled to receive Definitive Securities unless:

(1) the Company delivers to the Trustee and the Registrar notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days; or

(2) there has occurred and is continuing an Event of Default and the Depositary notifies the Trustee and the Registrar of its decision to exchange the Global Securities for Definitive Securities; provided that in no event shall the Regulation S Global Security be exchanged by the Company for Definitive Securities prior to the expiration of the Restricted Period.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Securities shall be issued in such names as the Depositary shall instruct the Trustee and the Registrar. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Section 2.7 hereof. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.6 or Section 2.7 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this Section 2.6(a); however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.6(b), (c) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein, including those set forth in the Private Placement Legend, to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following provisions of this Section 2.6, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, (A) transfers of beneficial interests in the Regulation S Global Security may not be to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) and (B) such beneficial interests may be held only through Euroclear or Clearstream (as Indirect Participants in the Depositary). Beneficial interests in such Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in the preceding sentence of this Section 2.6(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in Section 2.6(b)(2)(B)(i) above; provided that in no event shall Definitive Securities be issued upon the transfer or exchange of beneficial interests in the Regulation S Global Security prior to the expiration of the Restricted Period.

Upon consummation of a Registered Exchange Offer by the Company in accordance with Section 2.6(f) hereof, the requirements of this Section 2.6(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Securities. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture, the Securities or otherwise applicable under the Securities Act, the principal amount of the relevant Global Security(s) shall be adjusted pursuant to Section 2.6(h) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.6(b)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof, and if such transfer occurs prior to the expiration of the Restricted Period, then the transferee must hold such beneficial interest through either Euroclear or Clearstream (as Indirect Participants in the Depositary).

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in the Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.6(b)(2) above and:

(A) such exchange or transfer is effected pursuant to a Registered Exchange Offer in accordance with the applicable Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (or via the Depositary’s book-entry system) that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Securities or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

(C) such transfer is effected by an Exchanging Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the Holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii) if the Holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state “blue sky” laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an Issuer Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(c) Transfer or Exchange of Beneficial Interests for Definitive Securities.

(1) Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities. If, in accordance with
Section 2.6(a), any Holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted

Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or

(C) if such beneficial interest is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, the Registrar shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and, upon receipt of an Issuer Order, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.6(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein. Notwithstanding Sections 2.6(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Global Security may not be exchanged for a Definitive Security or transferred to a Person who takes delivery thereof in the form of a Definitive Security prior to the expiration of the Restricted Period, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(2) Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities. A Holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security, in each case only pursuant to Section 2.6(a) and only if:

(A) such exchange or transfer is effected pursuant to a Registered Exchange Offer in accordance with the applicable Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (or via the Depositary’s book-entry system) that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Securities or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

(C) such transfer is effected by an Exchanging Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the Holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii) if the Holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state “blue sky” laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities. If any Holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon satisfaction of the conditions set forth in Section 2.6(b)(2) hereof, the Registrar shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and, upon receipt of an Issuer Order, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(3) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(3) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Securities for Beneficial Interests.

(1) Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities. If any Holder of a Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or

(C) if such Restricted Definitive Security is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Security, the Registrar shall increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Security, in the case of clause (B) above, the 144A Global Security, and in the case of clause (C) above, the Regulation S Global Security. Notwithstanding the foregoing, if there are no Global Securities outstanding prior to any such transfer, Definitive Securities may be transferred for beneficial interests in a Global Security only if the Company so agrees.

(2) Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Restricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if:

(A) such exchange or transfer is effected pursuant to a Registered Exchange Offer in accordance with applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (or via the Depositary’s book-entry system) that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

(C) such transfer is effected by an Exchanging Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the Holder of such Definitive Securities proposes to exchange such Securities for a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii) if the Holder of such Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state “blue sky” laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(2), the Trustee shall cancel the Definitive Securities and the Registrar shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security. Notwithstanding the foregoing, if there are no Global Securities outstanding prior to any such transfer, Definitive Securities may be transferred for beneficial interests in a Global Security only if the Company so agrees.

(3) Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and the Registrar shall increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities.

If any such exchange or transfer from a Definitive Security to a beneficial interest is effected pursuant to subparagraph (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an Issuer Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

(e) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

(1) Restricted Definitive Securities to Restricted Definitive Securities. Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof.

(2) Restricted Definitive Securities to Unrestricted Definitive Securities. Any Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security if:

(A) such exchange or transfer is effected pursuant to a Registered Exchange Offer in accordance with the applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (or via the Depositary’s book-entry system) that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

(C) any such transfer is effected by an Exchanging Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the Holder of such Restricted Definitive Securities proposes to exchange such Securities for an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii) if the Holder of such Restricted Definitive Security proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state “blue sky” laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of Unrestricted Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Security pursuant to the instructions from the Holder thereof.

(f)(1) Registered Exchange Offer. Upon the occurrence of a Registered Exchange Offer in accordance with the applicable Registration Rights Agreement, the Company shall issue and, upon receipt of an Issuer Order in accordance with Section 2.2, the Trustee shall authenticate:

(A) one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Securities tendered for acceptance by Persons that certify in the applicable Letters of Transmittal (or via the Depositary’s book-entry system), among other things, that (I) they are not broker-dealers, (II) they are not participating in a distribution of the Exchange Securities and (III) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Registered Exchange Offer; and

(B) Unrestricted Definitive Securities in an aggregate principal amount equal to the principal amount of any Restricted Definitive Securities accepted for exchange in the Registered Exchange Offer.

Concurrently with the issuance of such Securities, the Registrar shall cause the aggregate principal amount of the applicable Restricted Global Securities to be reduced accordingly, and the Company shall execute and, upon receipt of an Issuer Order, the Trustee shall authenticate, and deliver to the Persons designated by the Holders of any Definitive Securities so accepted, Unrestricted Definitive Securities in the appropriate principal amount.

(2) If upon consummation of a Registered Exchange Offer, any Initial Purchaser holds Initial Securities acquired by it as part of the initial distribution thereof, the Company, upon written request of such Initial Purchaser, simultaneously with the delivery of the

Exchange Securities pursuant to the Registered Exchange Offer, shall issue and deliver to such Initial Purchaser and, upon receipt of a written order in accordance with Section 2.2 hereof, the Trustee shall authenticate, one or more Restricted Definitive Securities representing Private Exchange Securities in a Private Exchange for the Initial Securities held by such Initial Purchaser, in an aggregate principal amount equal to the Initial Securities so exchanged by such Initial Purchaser in the Private Exchange.

(g) Legends. The following legends shall appear on the face of all Global Securities and Definitive Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below or as otherwise agreed between the Company and the Holder, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend, until the Resale Restriction Termination Date, in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE, NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS.

THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT (A) IT IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ (AS DEFINED IN RULE 144A PROMULGATED UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, OR (C) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT AND (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR (IN THE CASE OF RULE 144A NOTES) AFTER THE LATER OF THE ISSUE DATE HEREOF (OR THE DATE OF ANY SUBSEQUENT REOFFERING OF THE NOTES) AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) OR 40 DAYS (IN THE CASE OF REGULATION S NOTES) AFTER THE LATER OF

THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF REGULATION D THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S, OR THE REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE, OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION, AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THE HOLDER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER OR THE COMPANY ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION OF THIS NOTE, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) THE HOLDER HEREOF IS NOT ACQUIRING OR HOLDING THIS NOTE OR AN INTEREST THEREIN WITH THE ASSETS OF (A) AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (B) A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS

AMENDED (THE “CODE”), OR ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), (C) AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (D) A GOVERNMENTAL PLAN OR CHURCH PLAN AS DEFINED IN ERISA OR (2) THE ACQUISITION AND HOLDING OF THIS NOTE (OR ANY INTEREST IN THIS NOTE) THROUGHOUT THE PERIOD THAT THE HOLDER HEREOF HOLDS THIS NOTE AND THE DISPOSITION OF THIS NOTE (OR ANY INTEREST IN THIS NOTE) WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, A BREACH OF FIDUCIARY DUTY UNDER ERISA OR A VIOLATION OF ANY PROVISIONS OF ANY SIMILAR LAWS.”

(B) Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to subparagraph (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.6 (and all Securities issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend. The Company, acting in its discretion, may remove the Private Placement Legend from any Restricted Security at any time on or after the Resale Restriction Termination Date applicable to such Restricted Security. Without limiting the generality of the preceding sentence, the Company may effect such removal by issuing and delivering, in exchange for such Restricted Security, an Unrestricted Security, registered to the same Holder and in an equal principal amount, and, notwithstanding any other provision of this Section 2.6, upon receipt of a written order of the Company given at least three Business Days in advance of the proposed date of exchange specified therein (which shall be no earlier than the Resale Restriction Termination Date), the Trustee shall, upon receipt of an Issuer Order, authenticate and deliver such Unrestricted Security as directed in such order.

(2) Global Security Legend. Each Global Security shall bear a legend in substantially the following form:

“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE REGISTRAR MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THIS INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE AND (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE

OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(2) OID Legend. Each Initial Security that is a Global Security shall bear a legend in substantially the following form:

“THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, AND YIELD TO MATURITY FOR THIS NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE COMPANY THE FOLLOWING ADDRESS: 2121 OLD GATESBURG ROAD, SUITE 110, STATE COLLEGE, PENNSYLVANIA 16803, ATTENTION: CHIEF FINANCIAL OFFICER.”

(h) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Securities Custodian at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Securities Custodian at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company shall execute and, upon receipt of an Issuer Order, the Trustee shall authenticate Global Securities and Definitive Securities upon the Company’s order or at the Registrar’s request. No service charge shall be made to a holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge or other fee required by law and payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.9, 3.6, 3.7, 4.7 and 4.11 hereof).

(3) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange. None of the Company, the Trustee or the Registrar shall be required (A) to issue, to register the transfer of or to exchange any Securities during a period of 15 days before the day of any selection of Securities for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Securities so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) to register the transfer of or to exchange a Security between a record date and the next succeeding Interest Payment Date. Prior to the due presentation for registration of transfer of any Security, the Company, each Guarantor, the Trustee, the Paying Agent or the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal, interest and premium (if any) on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary. The Trustee shall authenticate Global Securities and Definitive Securities upon receipt of an Issuer Order of the Company and in accordance with the other provisions of Section 2.2 hereof. All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(4) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of optional redemption) or the payment of any amount, under or with respect to such Securities. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security

(including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.7 Replacement Securities

If any mutilated Security is surrendered to the Registrar, or the Company and the Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Company will issue and the Trustee, upon receipt of an Issuer Order of the Company conforming to Section 2.2 hereof, will authenticate a replacement Security if the Registrar’s and the Company’s reasonable requirements are met. If required by the Registrar or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Registrar, the Trustee and the Company to protect the Company, the Trustee, the Registrar, any other Agent and any Authenticating Agent from any loss that any of them may suffer if a Security is replaced.

Every replacement Security is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder, provided it is held by a “protected purchaser”, as such term is defined in Section 8-303 of the Uniform Commercial Code in effect in the State of New York.

Notwithstanding any other provision of this Section, rather than authenticating and delivering a replacement Security for a mutilated, destroyed, loss or stolen Security which has been redeemed or the principal of which has matured, the Company or the Paying Agent may make payment of the amount due on such security to the Holder upon receipt of the above-described indemnity bond.

Section 2.8 Outstanding Securities

The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 11.6 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by such a protected purchaser.

If the principal amount of any Security is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Securities payable on that date, then on and after that date such Securities will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.9 Temporary Securities

Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and, upon receipt of an Issuer Order, the Trustee shall authenticate Definitive Securities in exchange for temporary Securities. Holders of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Securities.

Section 2.10 Cancellation

The Company at any time may deliver Securities to the Trustee or any Registrar for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee or the Registrar (and no one else) shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee and the Registrar to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee or the Registrar for cancellation.

Section 2.11 Defaulted Interest

If the Company defaults in a payment of interest (“Defaulted Interest”) on the Securities, the Company shall pay Defaulted Interest (as provided in Section 4.1) in any lawful manner. The Company may pay the Defaulted Interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed (or upon the Company’s failure to do so the Trustee shall fix pursuant to a written instruction of Holders of at least a majority in principal amount of the Securities) any such special record date and payment date to the reasonable satisfaction of the Trustee which special record date shall not be less than 10 days prior to the payment date for such Defaulted Interest and, at least 15 days prior to the special record date, the Company, or at the Company’s request and at its cost and expense, the Trustee, shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of Defaulted Interest to be paid. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements for such deposit prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Section 2.11.

Section 2.12 CUSIP Numbers

The Company in issuing the Securities may use “CUSIP,” “ISIN” or similar numbers (if then generally in use) and, if so, the Trustee shall use such numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE III

REDEMPTION

Section 3.1 Notices to Trustee

If the Company elects to redeem Securities pursuant to Section 3.7 or Section 4.11(i) hereof, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed.

The Company shall give each notice in the form of an Officers’ Certificate to the Trustee and the Registrar provided for in this Section 3.1 at least (3) Business Days before the date of giving notice of the redemption pursuant to Section 3.3, unless the Trustee consents to a shorter period. If such redemption is to be effected pursuant to Section 3.7(b) or Section 4.11(i), then such notice shall be accompanied by an Officers’ Certificate to the effect that such redemption will comply with the conditions therein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and set forth in the related notice given to the Trustee, which record date shall be not less than 15 days after the date of such notice.

Section 3.2 Selection of Securities to Be Redeemed

In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed, then on a pro rata basis (or, in the case of Securities in global form, the Securities represented thereby will be selected in accordance with the Depositary’s prescribed method) and in such manner as complies with applicable legal or regulatory requirements. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000. Securities and portions of them the Trustee selects shall be in minimum amounts of $2,000 or a whole multiple of $1,000 in excess thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed. The Trustee may rely upon information provided by the Registrar for purposes of this Section 3.2.

Section 3.3 Notice of Redemption

At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder’s registered address or, with respect to Global Securities, otherwise give such notice in accordance with the rules and procedures of the Depositary; provided, however, notices of redemption may be given more than 60 days prior to a Redemption Date if the notice is issued in connection with the Company’s exercise of its legal defeasance option or its covenant defeasance option in accordance with Section 8.1(b) or the satisfaction and discharge of this Indenture in accordance with Section 8.1(a).

The notice shall identify the Securities to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Price (if then determined and otherwise the basis for its determination);

(3) the name and address of the Paying Agent where Securities are to be surrendered;

(4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date;

(7) the CUSIP, ISIN or similar number, if any, printed on the Securities being redeemed;

(8) that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or similar number, if any, listed in such notice or printed on the Securities; and

(9) any conditions precedent to such redemption.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company shall have delivered to the Trustee, at least three (3) Business Days prior to the giving of notice of redemption (or such shorter period as is acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notice as provided in the preceding paragraph.

Section 3.4 Effect of Notice of Redemption

Once notice of redemption is mailed to Holders, Securities (or portions thereof) called for redemption become irrevocably due and payable on the Redemption Date and at the Redemption Price, subject to satisfaction of any condition permitted below. A notice of redemption may be subject to one or more conditions precedent specified in the notice of redemption, including completion of an Equity Offering or other corporate transaction. If any such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed.

Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice, plus accrued and unpaid interest to the Redemption Date; provided that if the Redemption Date is after the taking of a record of the Holders on a record date and on or prior to the related Interest Payment Date, the accrued and unpaid interest shall be payable to the Person in whose name the redeemed Securities are registered on such record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.5 Deposit of Redemption Price

No later than 11:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of and accrued and unpaid interest on all Securities to be redeemed on that date. If the Company complies with the provisions of this Section 3.5, then on and after the Redemption Date, interest will cease to accrue on the Securities or the portions of Securities called for redemption.

Section 3.6 Securities Redeemed in Part

Upon cancellation of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered upon cancellation of the original Security and the Trustee’s receipt of a written order in accordance with Section 2.2 hereof. The Trustee shall notify the Registrar of the issuance of such new Security.

Section 3.7 Optional Redemption

(a) On or after July 15, 2018, the Company may redeem all or a part of the Securities at any time or from time to time at the following Redemption Prices (expressed as percentages of the principal amount) set forth below plus accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning on July 15 of the years indicated:

Year	Redemption Price
2018	106.656%
2019	104.438%
2020	102.219%
2021 and thereafter	100.000%

(b) Prior to July 15, 2018, the Company may on any one or more occasions redeem up to 35% of the original aggregate principal amount of the Securities (including any Additional Securities) issued prior to the applicable Redemption Date under this Indenture in an amount not greater than the Net Cash Proceeds of one or more Equity Offerings, at a Redemption Price of 108.875% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date); provided, that (i) at least 65% in original aggregate principal amount of the Securities (including any Additional Securities) remain outstanding immediately after the occurrence of such redemption (excluding Securities held by the Company and its Subsidiaries) and (ii) each such redemption must occur within 180 days of the date of the closing of the related Equity Offering.

(c) In addition, at any time prior to July 15, 2018, the Company may on one or more occasions redeem all or part of the Securities at a Redemption Price equal to the sum of:

(i) the principal amount thereof, plus

(ii) the Make Whole Premium at the Redemption Date, plus

accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

(d) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

(e) The Securities will not be redeemable at the option of the Company except as set forth in this Section 3.7 and in
Section 4.11(i). The Company is not, however, prohibited from acquiring the Securities by means other than a redemption, whether pursuant to a tender offer, open market transactions or otherwise, so long as the acquisition does not otherwise violate the terms of this Indenture.

Section 3.8 Special Mandatory Redemption

(a) Upon the consummation of the offering of the Initial Securities, the Company will irrevocably deposit a portion of the Net Proceeds thereof in an amount sufficient to pay the redemption price for all of the outstanding 12% Senior Unsecured PIK Notes due 2018 of Eclipse Resources I, LP (the “PIK Notes”), together with accrued and unpaid interest to the date of redemption of the PIK Notes with the trustee of the PIK Notes and maintain the remainder of the Net Proceeds from this offering at all times in cash or Cash Equivalents. However, Holders will not have any access or rights to, or a lien or encumbrance of any kind on, the Net Proceeds to the Company from this offering.

(b) If the Company does not redeem all of the PIK Notes on or before July 31, 2015 (the “PIK Notes Redemption Termination Date”), then on the Special Mandatory Redemption Date, the Company will redeem all and not less than all of the Initial Securities then outstanding at a redemption price equal to 100% of the aggregate principal amount of the Initial Securities, plus any accrued and unpaid interest to, but not including, the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”). Such redemption is hereinafter referred to as the “Special Mandatory Redemption.”

(c) The Company will promptly, and in any event not more than ten (10) Business Days after the PIK Notes Redemption Termination Date, deliver notice in the form of an Officers’ Certificate of the Special Mandatory Redemption to the Trustee, who will then promptly deliver, at the Company’s expense, such notice to each Holder of Initial Securities at its registered address. On or prior to the Special Mandatory Redemption Date, the Company will deposit with the Trustee an amount of cash sufficient to pay the Special Mandatory Redemption Price. However, Holders will not have any access or rights to, or a lien or encumbrance of any kind on, the cash so deposited with the Trustee.

Section 3.9 Mandatory Redemption; Offers to Purchase; Open Market Purchases

Except as described above under Section 3.7 hereof, the Company is not required to make any mandatory redemption or sinking fund payments with respect to the Securities. Under certain circumstances, the Company may be required to offer to purchase Securities as described in Section 4.7 and Section 4.11. The Company may at any time and from time to time purchase Securities in the open market or otherwise.

ARTICLE IV

COVENANTS

Section 4.1 Payment of Securities

The Company covenants and agrees for the benefit of the Holders of the Securities that it shall promptly pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities, this Indenture and, in the case of any Additional Interest, the applicable Registration Rights Agreement. Payments of principal, premium, if any, and interest on the Securities shall be deemed due for all purposes under this Indenture whether such payments are due at Stated Maturity, upon redemption, upon required repurchase pursuant to Section 4.7 or 4.11 hereof, upon declaration or otherwise. Principal, premium, if any, and interest on the Securities shall be considered paid on the date due if by 11:00 a.m. (New York City time) on such date the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest then due.

The Company will pay, to the extent lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate then in effect on the Securities; it will pay, to the extent lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate as on overdue principal.

All references in this Indenture, the Securities or the Subsidiary Guarantees to “interest” shall be deemed to include Additional Interest unless the context otherwise requires. The Company shall give the Trustee advance written notice of the amount of any Additional Interest that may be payable with respect to the Securities.

Section 4.2 SEC Reports

Whether or not required by the SEC, so long as any Securities are outstanding, the Company will furnish to the Trustee and the Holders of the outstanding Securities, within the time periods specified in the SEC’s rules and regulations with respect to a non-accelerated filer, as such time periods may be extended by Rule 12b-25 or any similar or successor rule of the SEC:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a section on “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent public accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder or any Default or Event of Default (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

If the Company has designated as an Unrestricted Subsidiary any of its Subsidiaries that is a Significant Subsidiary (or that, taken together with other Unrestricted Subsidiaries, would be a Significant Subsidiary), then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

To the extent any information is not provided within the time periods specified in this Section 4.2 and such information is subsequently provided, the Company will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.

The availability of the foregoing materials on the SEC’s website or on the Company’s website shall be deemed to satisfy the foregoing delivery obligations.

In the event that any direct or indirect parent company of the Company becomes a guarantor of the Securities, the Company may satisfy its obligations in this covenant with respect to financial information relating to the Company by furnishing financial information relating to such parent company; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company and its Subsidiaries on a standalone basis, on the other hand.

In addition, the Company agrees that, for so long as any Securities remain outstanding and are “restricted securities” under Rule 144 under the Securities Act, if at any time it is not required to file with the SEC the reports required by the preceding paragraphs of this Section 4.2, it will furnish to beneficial owners of Securities and to prospective investors, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.3 Incurrence of Indebtedness

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt); provided, however, that the Company and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt), if the Fixed Charge Coverage Ratio would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the Net Cash Proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of the applicable period.

(b) Section 4.3(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Indebtedness”):

(1) the incurrence by the Company and any Guarantor of Indebtedness under one or more Credit Facilities; provided that the aggregate principal amount of all Indebtedness incurred under this clause (1) and outstanding at any time does not exceed an amount equal to the greater of (a) $350.0 million, (b) 30.0 % of ACNTA and (c) the Borrowing Base at the time of incurrence;

(2) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness (other than Indebtedness described under clauses (1), (3) or (6) of this Section 4.3(b));

(3) the incurrence by the Company and the Guarantors of Indebtedness represented by (A) the Initial Securities, (B) any Exchange Securities issued pursuant to the Registration Rights Agreement in exchange for the Securities, and (C) any Subsidiary Guarantees;

(4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings, industrial revenue bonds, purchase money obligations or other Indebtedness or preferred stock, or synthetic lease obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, development, construction, installation, repair or improvement of property (real or personal and including Capital Stock), plant or equipment used in the business of the Company or any of its Restricted Subsidiaries (in each case, whether through the direct purchase of such assets or the Equity Interests of any Person owning such assets), and related financing costs, in an aggregate principal amount, taken together with Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), that does not exceed the greater of (x) $75.0 million and (y) 5.0% of ACNTA at the time of incurrence;

(5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the Net Cash Proceeds of which are used to refund, refinance, replace, defease or discharge Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.3(a) or clauses (2), (3), (4), (11) or (14) or this clause (5) of this Section 4.3(b);

(6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(A)(i) if the Company is the obligor on such Indebtedness and the obligee is not a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities, and (ii) if a Guarantor is the obligor of such Indebtedness and the obligee is neither the Company nor a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations of such Guarantor with respect to its Subsidiary Guarantee, and

(B)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause;

(7) any obligations in respect of self-insurance obligations or the financing of insurance premiums, completion bonds, performance bonds, bid bonds, appeal bonds, surety bonds, bankers acceptances, letters of credit, insurance obligations or bonds and other similar bonds and obligations incurred by the Company or any Restricted Subsidiary in the ordinary course of business or customary in the Oil and Gas Business and any Guarantees or letters of credit functioning as or supporting any of the foregoing bonds or obligations;

(8) any obligation (including deferred premiums) under Interest Rate Agreements, Currency Agreements and Commodity Agreements; provided, that such Interest Rate Agreements, Currency Agreements and Commodity Agreements are entered into in the ordinary course of business or customary in the Oil and Gas Business;

(9) any obligation arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, Guarantee, adjustment of purchase price, holdback, earn-out, contingency payment obligation based on the performance of the acquired or disposed asset or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, asset or Capital Stock;

(10)(a) any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of incurrence; and (b) obligations constituting reimbursement obligations with respect to letters of credit; provided that upon the drawing of such letters of credit, such obligations are reimbursed within ten (10) Business Days following such drawing;

(11) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Acquisition Indebtedness;

(12) any Guarantee of Indebtedness of the Company or a Restricted Subsidiary to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.3; provided that if the Indebtedness being guaranteed is subordinated or pari passu with the Securities, the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(13) Indebtedness incurred on behalf of, or representing guarantees of Indebtedness of, Persons other than the Company or any Restricted Subsidiaries in which the Company or a Restricted Subsidiary has an Investment; provided, however, that the aggregate principal amount of Indebtedness incurred under this clause (13), when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (14), does not exceed the greater of $50.0 million and 3.5% of ACNTA at the time of incurrence; and

(14) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in addition to Indebtedness permitted by clauses (1) through (13) above of this Section 4.3(b) or Section 4.3(a) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (14), not to exceed the greater of (a) $50.0 million and (b) 3.0% of the Company’s ACNTA, determined as of the date of incurrence of such Indebtedness after giving effect to such incurrence and the application of the proceeds therefrom.

(c) For purposes of determining compliance with this Section 4.3:

(1) in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (14) of Section 4.3(b), or is entitled to be incurred pursuant to Section 4.3(a), the Company will be permitted to classify such item of Indebtedness (or any portion thereof) on the date of its incurrence and, subject to clause (2) below, may later reclassify such items of Indebtedness (or any portion thereof), in any manner that complies with this covenant, and only be required to include the amount and type of such Indebtedness in one of such clauses or may include the amount and type of such Indebtedness partially in one such clause and partially in one or more other such clauses;

(2) all Indebtedness outstanding on the Issue Date under the Credit Agreement after giving effect to this offering and the use of proceeds thereof shall be deemed initially incurred on the Issue Date under clause (1) of Section 4.3(b) and not Section 4.3(a) or clause (2) of Section 4.3(b);

(3) Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(4) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP;

(5) Indebtedness of any Person existing at the time such Person becomes a Restricted Subsidiary shall be deemed to have been incurred by the Company and the Restricted Subsidiary at the time such Person becomes a Restricted Subsidiary; and

(6) the accrual of interest or dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred equity as Indebtedness due to a change in accounting principles, the payment of dividends on Disqualified Stock or preferred equity in the form of additional shares of the same class of Disqualified Stock or preferred equity will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred equity for purposes of this covenant.

(d) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Permitted Refinancing Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.4 Restricted Payments

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment by the Company or any Restricted Subsidiary in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect Holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable (A) in Equity Interests (other than Disqualified Stock) of the Company or (B) to the Company or a Restricted Subsidiary of the Company);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company);

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity or scheduled sinking fund payment, any Subordinated Indebtedness of the Company or any Guarantor, except (a) a payment of interest or principal on or after the date when due or within three Business Days prior thereto, (b) in anticipation of satisfying a sinking fund obligation, principal installment payment or payment due at final maturity, in each case due within one year of the date of such payment, purchase or other acquisition or retirement or (c) payments on Indebtedness owed to the Company or a Restricted Subsidiary; or

(4) make any Investment other than a Permitted Investment (all such payments and other actions set forth in clauses (1) through (3) above and this clause (4) being collectively referred to as “Restricted Payments”),

(b) unless, at the time of and after giving effect to such Restricted Payment:

(5) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(6) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.3(a) hereof; and

(7) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (10), (11), (12) or (13) of Section 4.4(c) below, but including Restricted Payments permitted by clause (1) of Section 4.4(c)), is less than the sum, without duplication, of:

(A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from October 1, 2015 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(B) 100% of the aggregate Net Cash Proceeds and 100% of the Fair Market Value of securities or other property other than cash (including Capital Stock of Persons engaged in the Oil and Gas Business or assets used in the Oil and Gas Business) received by the Company or a Restricted Subsidiary since the Issue Date (i) as a contribution to its common equity capital, (ii) from the issue or sale of Equity Interests of the Company (other than (a) Disqualified Stock, (b) Equity Interests sold to a Subsidiary of the Company or (c) Equity Interests sold to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees to the extent such sale is financed by loans from or guaranteed by the Company or any of its Restricted Subsidiaries (unless such loans have been repaid with cash on or prior to the date of determination)) or (iii) upon the exercise of any options, warrants or rights to purchase Equity Interests (other than Disqualified Stock of the Company), plus

(C) the amount by which Indebtedness is reduced on the Company’s consolidated balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (plus the amount of any accrued interest then outstanding on such Indebtedness to the extent the obligation to pay such interest is extinguished less the amount of any cash, or the Fair Market Value of any property (as determined in good faith by an Officer of the Company), distributed by the Company upon such conversion or exchange), plus Net Cash Proceeds, if any, received by the Company or any of its Restricted Subsidiaries upon such conversion or exchange; plus

(D) an amount equal to the sum of (i) (a) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, (b) proceeds realized on the sale of such Investments and proceeds representing the return of capital (excluding dividends and distributions to the extent included in Consolidated Net Income), in each case received by the Company or any Restricted Subsidiary since the Issue Date, and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that to the extent the foregoing sum exceeds, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary since the Issue Date, such excess shall not be included in this clause (d) unless the amount represented by such excess has not been and will not be taken into account in one of the foregoing clauses (A)-(C) of this Section 4.4(b)(3); plus

(E) $25.0 million.

(c) The preceding provisions will not prohibit:

(1) the payment of any dividend or the consummation of any redemption within 60 days after the date of declaration or giving of redemption notice, as the case may be, thereof, if at said date of declaration or notice such payment would have complied with the provisions of this Indenture (and such payment shall be deemed to be paid on the date of payment for purposes of any calculation required by this covenant);

(2) any Restricted Payment made in exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or in exchange for, or out of, the Net Cash Proceeds of the substantially concurrent contribution of common equity capital to the Company, with any such payment or contribution being deemed to be “substantially concurrent” if made within 180 days of the sale of the Equity Interests in question or receipt, as the case may be; provided that the amount of any such Net Cash Proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(B) of Section 4.4(b);

(3) the defeasance, redemption, repurchase, retirement or other acquisition of any Subordinated Indebtedness of the Company or any Guarantor with the Net Cash Proceeds from an incurrence of any Permitted Refinancing Indebtedness permitted to be incurred under Section 4.3 hereof;

(4) the payment of any dividend or other distribution by a Restricted Subsidiary of the Company to the Holders of its common Equity Interests on a pro rata basis or on a basis more favorable to the Company or any Restricted Subsidiary;

(5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company, whether upon the exercise or conversion of stock appreciation rights, restricted stock, stock or unit options, restricted units, phantom units, options, warrants, incentives, rights to acquire Equity Interests or other convertible or derivative securities of such Equity Interests or otherwise, held by any present or former officer, director, member of management, consultant or employee of the Company or any of its Restricted Subsidiaries (or heirs, estates or other transferees or beneficiaries thereof) pursuant to any agreement (including employment agreements, management equity subscription agreements, stock option agreements or benefit plans); provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5.0 million in any calendar year, with unused amounts in any calendar year being permitted to be carried over to succeeding calendar years; provided, further, however, that such aggregate amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds received by the Company or any of the Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Company or any direct or indirect parent of the Company (to the extent contributed to the Company) to officers, directors, members of management, consultants or employees of the Company or any of its Restricted Subsidiaries or any Affiliate of the Company that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (3)(B) of Section 4.4(b)), plus

(b) the cash proceeds of key man life insurance policies received by the Company, any Affiliate of the Company (to the extent contributed to the Company) or any of the Company’s Restricted Subsidiaries after the Issue Date; provided that the Company may elect to apply all or any portion of the aggregate increase contemplated by clauses (a) and (b) above in any calendar year; and provided, further, that cancellation of Indebtedness owing to the Company or any Restricted Subsidiary from any present or former employees, directors, managers, officers or consultants of the Company, any Restricted Subsidiary or any Affiliate of the Company in connection with a repurchase of Equity Interests of the Company or any of its direct or indirect parents will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Indenture;

(6) loans or advances to employees of the Company or employees or directors of any Subsidiary of the Company, in each case as permitted by Section 402 of the Sarbanes-Oxley Act of 2002, the proceeds of which are used to purchase Capital Stock of the Company, or to refinance loans or advances made pursuant to this clause (6), in an aggregate amount not in excess of $2.0 million at any one time outstanding;

(7) repurchases or other acquisitions for value of Capital Stock deemed to occur upon the exercise, exchange or conversion of stock appreciation rights, restricted stock, stock or unit options, restricted units, phantom units, options, warrants, incentives, rights to acquire Equity Interests or other convertible or derivative securities of such Equity Interests or otherwise, to the extent such Capital Stock represents a portion of the exercise, exchange or conversion price thereof or made in lieu of withholding taxes in connection with any such exercise, exchange or conversion;

(8) upon the occurrence of a Change of Control or an Asset Sale and within 60 days after the completion of the offer to repurchase the Securities under Section 4.7 or Section 4.11 hereof (including the purchase of all Securities properly tendered and required to be purchased), any purchase, repurchase, redemption, defeasance, acquisition or other retirement for value of Subordinated Indebtedness required under the terms thereof as a result of such Change of Control or Asset Sale at a purchase or redemption price not to exceed 101% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any, provided that, in the notice to Holders relating to a Change of Control or Asset Sale hereunder, the Company shall describe this clause (8);

(9) the purchase by the Company of fractional shares arising out of stock dividends, splits or business combinations or conversion of convertible or exchangeable securities of debt or equity issued by the Company;

(10) payments to dissenting stockholders (x) pursuant to applicable law or (y) in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets in connection with a transaction that is not prohibited by this Indenture;

(11) dividends on Disqualified Stock of the Company or preferred stock of any Restricted Subsidiary if such dividends are included in the calculation of Fixed Charges;

(12) payments made by any Person other than the Company or any Restricted Subsidiary to the stockholders of the Company in connection with or as part of (a) a merger or consolidation of the Company with or into such Person or a subsidiary of such Person, or (b) a merger of a subsidiary of such Person into the Company; or

(13) other Restricted Payments not to exceed the greater of (a) $25.0 million and (b) 1.5% of ACNTA in the aggregate since the Issue Date.

The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities other than cash that are required to be valued by this covenant will be determined, in the case of amounts in excess of $20.0 million, by an officer of the Company and, in the case of amounts in excess of $50.0 million, by the Board of Directors of the Company whose Board Resolution with respect thereto will be delivered to the Trustee.

For purposes of determining compliance with this Section 4.3, if a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in clauses (1)-(13) above or pursuant to clauses (a) or (b) of this Section 4.3, the Company, in its sole discretion, may order and classify, and subsequently reorder and reclassify, such Restricted Payment in any manner in compliance with this covenant.

Section 4.5 Liens

The Company will not, and will not permit any of its Restricted Subsidiaries to create, incur, assume or permit to exist any Lien on any of their properties or assets now owned or hereafter acquired, except Permitted Liens, to secure (a) any Indebtedness of the Company unless prior to, or contemporaneously therewith, the Securities are equally and ratably secured for so long as such other Indebtedness is so secured, or (b) any Indebtedness of any Guarantor, unless prior to, or contemporaneously therewith, the Subsidiary Guarantee of such Guarantor is equally and ratably secured for so long as such other Indebtedness is so secured; provided, however, that if such Indebtedness is expressly subordinated to the Securities or a Subsidiary Guarantee, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing the Securities or such Subsidiary Guarantee, as the case may be, with the same relative priority as such Indebtedness has with respect to the Securities or such Subsidiary Guarantee.

Any Lien on any assets of the Company or any Restricted Subsidiary created for the benefit of the Holders of the Securities pursuant to the preceding paragraph shall provide by its terms that such Lien shall without the consent of the Holders of the Securities be automatically and unconditionally released and discharge at such time as there are no other Liens (other than Permitted Liens) on such assets securing Indebtedness.

Section 4.6 Dividend and Other Payment Restrictions Affecting Subsidiaries

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of the Company’s Restricted Subsidiaries, or pay any Indebtedness owed to the Company or any of the Company’s Restricted Subsidiaries (it being understood that the priority of any preferred stock in receiving dividends, distributions or liquidating distributions prior to dividends, distributions or liquidating distributions being paid on Capital Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2) make loans or advances to the Company or any of the Company’s Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Company or any of its Restricted Subsidiaries to other Indebtedness incurred by the Company or any of its Restricted Subsidiaries shall not be deemed a restriction on the ability to make loans or advances); or

(3) transfer any of its properties or assets to the Company or any of the Company’s Restricted Subsidiaries.

(b) However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements existing on the Issue Date, including the Credit Agreement as in effect on the Issue Date;

(2) this Indenture, the Securities, the Exchange Securities and the Subsidiary Guarantees;

(3) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(4) any agreement for the sale or other disposition of Capital Stock or assets of a Restricted Subsidiary that restricts sales or distributions by such Restricted Subsidiary pending such sale or other disposition;

(5) any amendment, restatement, modification, supplement, extension, renewal, refunding, replacement or refinancing of Indebtedness referred to in clauses (1), (2) or (3) of this Section 4.6(b), provided that the encumbrances or restrictions contained in the agreements governing the foregoing are not materially more restrictive, taken as a whole, with respect to the preceding restrictions, than those contained in the agreements governing such Indebtedness as determined in good faith by the Company;

(6) encumbrances or restrictions on Cash Equivalents or other deposits, or net worth requirements or similar requirements, imposed by third parties under agreements entered into in the ordinary course of the business or customary in the Oil and Gas Business;

(7) any applicable law, rule, regulation, order, approval, license, permit or similar restriction;

(8) provisions limiting the disposition or distribution of assets or property or transfer of Capital Stock in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements, farm-in and farm-out agreements, limited liability company organizational documents, and other similar agreements entered into (a) in the ordinary course of business or customary in the Oil and Gas Business or (b) with the approval of the Company’s Board of Directors or any of its officers, which limitation is applicable only to the assets, property or Capital Stock that are the subject of such agreements;

(9) any encumbrance or restriction contained in the terms of any Indebtedness (including Permitted Refinancing Indebtedness) or Capital Stock permitted to be incurred under this Indenture or any agreement pursuant to which such Indebtedness was incurred if either (x) in the case of Indebtedness, the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (y) the Company determines that any such encumbrance or restriction either (i) will not materially affect the Company’s ability to make principal or interest payments on the Securities and such restrictions are not materially less favorable to Holders of Securities than is customary in comparable financings or (ii) are not materially more restrictive, taken as a whole, with respect to the preceding restrictions than those in effect on the Issue Date pursuant to agreements in effect on the Issue Date or those contained in this Indenture or the Credit Agreement, in each case as determined in good faith by the Board of Directors or an officer of the Company;

(10) agreements governing Hedging Obligations permitted under this Indenture; and

(11) with respect to clause (3) of Section 4.6(a) only, any of the following encumbrances or restrictions:

(A) encumbrances or restrictions contained in Capital Lease Obligations, mortgage financings, industrial revenue bonds, purchase money obligations or other Indebtedness or preferred stock, or synthetic lease obligations, in each case for property acquired, leased, designed, developed, constructed, installed, repaired or improved in the ordinary course of business or customary in the Oil and Gas Business or otherwise permitted under this Indenture that impose restrictions on such property;

(B) Permitted Liens or Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of Section 4.5 hereof that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

(C) encumbrances or restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale;

(D) encumbrances or restrictions on the subletting, assignment or transfer of any property or asset that is subject to a lease, sublease, license, sub-license or similar contract, or on the assignment or transfer of any such lease, sublease, license, sub-license or other contract; and

(E) encumbrances or restrictions on the disposition or distribution of assets or property in agreements entered into in the ordinary course of business or customary in the Oil and Gas Business, in each case, of the types described in the definition of Permitted Business Investments.

Section 4.7 Asset Sales

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Equity Interests or other assets issued or sold or otherwise disposed of (which may be determined at the time of entering into any agreement with respect to such Asset Sale); and

(2)(A) at least 75% of the aggregate consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, from such Asset Sale, on a cumulative basis, is in the form of cash, Cash Equivalents or assets of the type referred to in clauses (2) or (3) of Section 4.7(b) below, or any combination of the foregoing (together, “Permitted Consideration”) or (B) the Fair Market Value of all forms of consideration other than Permitted Consideration since the Issue Date does not exceed in the aggregate 10% of the ACNTA of the Company at the time when such determination is made. For purposes of this provision, each of the following shall be deemed to be cash:

(A) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Securities or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a novation agreement, indemnity agreement or similar agreement that releases the Company or such Restricted Subsidiary from or indemnifies against further liability;

(B) with respect to any Asset Sale of properties used or useful in the Oil and Gas Business by the Company or any of its Restricted Subsidiaries where the Company or such Restricted Subsidiary retains an interest in such property, the amount of the costs and expenses of the Company or such Restricted Subsidiary related to the exploration, development, completion or production of such properties and activities related thereto which the transferee (or an Affiliate thereof) agrees to pay;

(C) Indebtedness (other than contingent liabilities and liabilities that are by their terms subordinated to the Securities or a Guarantee) of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale; provided that the Company and each other Restricted Subsidiary are released from any Guarantee of such Indebtedness in connection with such Asset Sale;

(D) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted within 180 days by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion); and

(E) solely in the case of any Asset Sale of Midstream Assets, Permitted MLP Securities.

Notwithstanding the foregoing, in the case of any Asset Sale pursuant to a condemnation, appropriation or similar taking, including by deed in lieu of condemnation, such Asset Sale shall not be required to satisfy the requirements of clauses (1) and (2) above.

(b) Within the later of (x) one year after the date of receipt of any Net Proceeds from an Asset Sale and (y) six months after the date of an agreement entered into within such one-year period committing the Company or Restricted Subsidiary to make an acquisition or expenditure referred to in clauses (2) or (3) below, the Company or a Restricted Subsidiary may apply such Net Proceeds at its option, in any one or more of the following:

(1) to repay, prepay, redeem or repurchase any Indebtedness of the Company or any Restricted Subsidiary (other than Subordinated Indebtedness);

(2) to acquire all or substantially all of the assets of, or any Capital Stock of, one or more Persons principally engaged in the Oil and Gas Business that will, upon such acquisition, become a Restricted Subsidiary or acquire any minority interest in a Restricted Subsidiary; or

(3) to make capital expenditures or to acquire properties or assets, in each case that are used or useful in the Oil and Gas Business.

Pending the final application of any such Net Proceeds, the Company may reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.

(c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.7(b) will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, within ten (10) Business Days thereof, the Company will make an offer (the “Asset Sale Offer”) to all Holders of Securities and, to the extent required by the terms thereof, all Holders of other Indebtedness that is pari passu in right of payment with the Securities containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets to purchase, prepay or redeem the maximum principal amount of Securities and such other pari passu Indebtedness, plus all accrued and unpaid interest and expenses, if any, that may be purchased out of the Excess Proceeds. The offer price (the “Asset Sale Payment”) with respect to the Securities in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of purchase, prepayment or redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of purchase), and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Securities and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Securities and such other pari passu Indebtedness to be purchased on a pro rata basis and in accordance with the Depositary’s procedures, on the basis of the aggregate principal amounts tendered in round denominations (which in the case of the Securities will be minimum denominations of $2,000 principal amount or multiples of $1,000 in excess thereof (except that any Securities represented by a Security in global form will be selected by such method as the Depositary may require)). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(d) Within 30 days following the date when the Company becomes obligated to make an Asset Sale Offer, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Asset Sale and offering to repurchase Securities on the date (the “Asset Sale Payment Date”) specified in such notice, which date will be no earlier than 30 days nor later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice. At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that the Company shall have delivered to the Trustee, at least three (3) Business Days prior to the giving of such notice (or such shorter period as is acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notice.

(e) On the Asset Sale Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Securities or portions thereof properly tendered pursuant to the Asset Sale Offer, subject to proration based on the amount of Excess Proceeds pursuant to clause (c) above of this Section 4.7;

(2) deposit with the Paying Agent an amount equal to the amount of Excess Proceeds that, after giving effect to proration with Holders of pari passu Indebtedness pursuant to clause (c) above of this Section 4.7, is allocable to the Securities or portions thereof so tendered (or, if less, the aggregate Asset Sale Payment for all Securities validly tendered and not withdrawn); and

(3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company.

(f) The Paying Agent will promptly mail (or cause to be transferred through the facilities of the Depositary) to each Holder of Securities so tendered and not withdrawn and accepted for payment in accordance with this Section 4.7, the Asset Sale Payment for such tendered Securities, and, upon receipt of an Issuer Order, the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any, by such Holder; provided that each such new Security will be in a principal amount of $1,000 or an integral multiple thereof.

(g) If the Asset Sale Offer Purchase Date is after the taking of a record of the Holders on a record date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a purchased Security is registered on such record date, and no other interest will be payable to Holders who tender Securities pursuant to the Asset Sale Offer.

(h) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.7 or compliance therewith would constitute a violation of any such laws or regulations, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of the Company’s compliance with such securities laws or regulations.

Section 4.8 Transactions With Affiliates

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”) involving aggregate consideration to or from the Company or a Restricted Subsidiary in excess of $5.0 million, unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could reasonably be expected to be obtained at the time of such transaction in arm’s-length dealings by the Company or such Restricted Subsidiary with a Person that is not an Affiliate or, if in the good faith judgment of the Company, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Company or such Restricted Subsidiary from a financial point of view; and

(2)(A) the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration to or from the Company or a Restricted Subsidiary in excess of $20.0 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with the requirements of clause (1) above, and (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration to or from the Company or a Restricted Subsidiary in excess of $50.0 million, a majority of the Disinterested Members of the Board of Directors, if any, (or, if there is only one Disinterested Member, such Disinterested Member) have determined that the criteria set forth in clause (1) are satisfied with respect to such Affiliate Transaction(s) and have approved such Affiliate Transaction(s), as evidenced by a Board Resolution delivered to the Trustee and certified by an Officers’ Certificate as having been adopted by the Board of Directors.

(b) The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.8(a) hereof:

(1) any employment or severance agreement or other employee, consulting, service, termination or director compensation agreement, arrangement or plan, (or any amendment thereto with respect thereto), or indemnification agreements, entered into by the Company or any Restricted Subsidiary with officers, employees, directors and consultants of the Company or any Restricted Subsidiary thereof and the payment of compensation or other awards, grants or issuances or similar offerings to officers, employees, directors or consultants of the Company or any Restricted Subsidiary thereof (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), so long as such agreement, payment, award, grant, issuance or other offering is in the ordinary course of business, is customary in the Oil and Gas Business or has been approved by a majority of the Disinterested Members of the Board of Directors (or, if there is only one Disinterested Member, such Disinterested Member);

(2) transactions between or among the Company and/or its Restricted Subsidiaries (or any entity that becomes a Restricted Subsidiary as a result of such transaction);

(3) Restricted Payments (or transactions that would constitute a Restricted Payment but for the exclusion from the definition thereof) that, in each case, are permitted by Section 4.4 hereof or Permitted Investments;

(4) customary compensation, indemnification and other benefits made available to officers, directors, employees or consultants of the Company, any Restricted Subsidiary or any Affiliate of the Company, including reimbursement or advancement of out-of-pocket expenses and provisions of officers’ and directors’ liability insurance;

(5) loans or advances to employees, officers or directors in the ordinary course of business of the Company or any of its Restricted Subsidiaries, in each case only as permitted by Section 402 of the Sarbanes-Oxley Act of 2002, but in any event not to exceed $2.0 million in the aggregate outstanding at any one time;

(6) any transactions undertaken pursuant to any contracts in existence on the Issue Date (as in effect on the Issue Date) and any renewals, replacements or modifications of such contracts (pursuant to new transactions or otherwise) on terms on the whole not materially less favorable to the Company or the applicable Restricted Subsidiary in any material respect than those in effect on the Issue Date;

(7) in the case of (i) contracts for (A) exploring for, producing, drilling or other oil-field services or supplies, (B) the marketing, sale, storage, gathering, transport or other handling of hydrocarbons, or activities reasonably related or ancillary thereto or (C) the lease or rental of office or storage space or (ii) other operation-type contracts, any such contracts that are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by the Company or any Restricted Subsidiary and third parties or, if neither the Company nor any Restricted Subsidiary has entered into a similar contract with a third party, that the terms are on the whole not materially less favorable to the Company or the applicable Restricted Subsidiary than those that would be reasonably expected to be available from third parties on an arm’s-length basis, as determined in good faith by the Company;

(8) transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Company solely because the Company owns, directly or through a Subsidiary, an Equity Interest in, or controls, such Person;

(9) any sale or other issuance of Equity Interests (other than Disqualified Stock) of the Company to, or receipt of a capital contribution from, an Affiliate (or a Person that becomes an Affiliate) of the Company;

(10) any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, deliver to the Trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction meets the requirements of clause (1) of Section 4.8(a);

(11) any Transaction between the Company or any Restricted Subsidiary on the one hand and any Person deemed to be an Affiliate solely because a director of such Person is also a director of the company or a Restricted Subsidiary, on the other hand; provided that such director abstains from voting as a director of the Company or the Restricted Subsidiary, as applicable, in connection with the approval of the transaction; and

(12) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of the business of the Company and its Restricted Subsidiaries or customary in the Oil and Gas Business and otherwise in compliance with this Indenture; provided that such Transactions are on terms substantially similar to those obtained by the Company or any Restricted Subsidiary in similar Transactions with third parties or, if neither the Company nor any Restricted Subsidiary has entered into a similar Transaction with a third party, that are on the whole not materially less favorable to the Company or the applicable Restricted Subsidiary than those that would be reasonably expected to be available from third parties on an arm’s-length basis, as determined in good faith by the Company.

Section 4.9 Additional Subsidiary Guarantees

If, after the Issue Date, any Domestic Subsidiary of the Company that is not an Immaterial Subsidiary and not already a Guarantor guarantees any Indebtedness of the Company or any Guarantor under a Credit Facility, then the Company shall cause that newly acquired or created Subsidiary to become a Guarantor by executing a supplemental indenture substantially in the form of Exhibit E hereto and delivering it to the Trustee within 30 days of the date on which such Subsidiary guaranteed such Indebtedness. The Company may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor. Upon the release, termination or satisfaction of such Domestic Subsidiary’s guarantee or assumption of such Indebtedness, or as otherwise provided in Article X, the Subsidiary Guarantee of such Restricted Subsidiary will still automatically be released and terminated.

Section 4.10 Business Activities

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Oil and Gas Business, except to such extent as would not be material in the opinion of the Board of Directors to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.11 Change of Control

(a) If a Change of Control occurs, unless the Company has previously or concurrently exercised its right to redeem all of the Securities as described in Section 3.7 hereof, each Holder of Securities will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Securities pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, the Company will offer a payment (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of Securities to be repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase (the “Change of Control Payment Date”) subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of purchase.

No later than 30 days following any Change of Control, unless the Company has previously or concurrently exercised its right to redeem all of the Securities as described in Section 3.7 hereof or, at the Company’s option and as set forth below, in advance of a Change of Control, the Company will send a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Securities on the date (the “Change of Control Payment Date”) specified in such notice, which date will be no earlier than 30 days nor later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice. At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that the Company shall have delivered to the Trustee, at least three (3) Business Days prior to the giving of such notice (or such shorter period as is acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notice.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described herein or compliance therewith would constitute a violation of any such laws or regulations, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of the Company’s compliance with such securities laws or regulations.

(b) On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company.

(c) The Paying Agent will promptly mail or wire transfer to each Holder of Securities so tendered and not withdrawn the Change of Control Payment for such tendered Securities, with such payments to be made through the facilities of the Depositary for all Securities in global form, and, upon receipt of an Issuer Order, the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any, by such Holder; provided that each such new Security will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(d) If the Change of Control Payment Date is after the taking of a record of the Holders on a record date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Security is registered on such record date, and no other interest will be payable to Holders who tender pursuant to the Change of Control Offer.

(e) The Company will announce to the Holders of the Securities the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(f) Other than as expressly provided herein, the provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of this Indenture are applicable. Except as provided above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders of the Securities to require that the Company repurchase or redeem the Securities in the event of a takeover, recapitalization or similar transaction.

(g) The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer, (2) a notice of redemption for all outstanding Securities has been given in accordance with this Indenture, unless and until there is a default in payment of the applicable Redemption Price or (3) in connection with or in contemplation of any publicly announced Change of Control, the Company has made an offer to purchase (an “Alternate Offer”) any and all Securities validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Securities properly tendered in accordance with the terms of the Alternate Offer.

(h) Notwithstanding anything to the contrary herein, a Change of Control Offer or Alternate Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer or Alternate Offer.

(i) If Holders of not less than 90% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in a Change of Control Offer or Alternate Offer and the Company, or any other Person making a Change of Control Offer in lieu of the Company pursuant to Section 4.11(g), purchases all of the Securities validly tendered and not withdrawn by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Securities that remain outstanding following such purchase at a Redemption Price in cash equal to the applicable Change of Control Payment or Alternate Offering price, as applicable, plus, to the extent not included in the Change of Control Payment or Alternate Offer price, as applicable, accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of purchase) .

Section 4.12 Maintenance of Office or Agency for Registration of Transfer, Exchange and Payment of Securities.

So long as any of the Securities shall remain outstanding, the Company will, in accordance with Section 2.3 hereof, maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, or the Registrar) in the continental United States where the Securities may be surrendered for exchange or registration of transfer and where the Securities may be presented or surrendered for payment. If the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, such surrenders or presentations may be made at the designated Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee its agent to receive at the aforesaid office all such surrenders and presentations. The Company may also from time to time designate one or more other offices or agencies in the continental United States where Securities may be presented or surrendered for any and all such purposes and may from time to time rescind such designations. The Company will give to Trustee prompt written notice of the location of any such office or agency and of any change of location thereof.

Section 4.13 Maintenance of Corporate Existence

So long as any of the Securities shall remain outstanding, the Company will at all times (except as otherwise provided or permitted in this Article V of this Indenture) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.14 Compliance Certificate

(a) The Company shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company, beginning with the fiscal year ended December 31, 2015, a statement signed by the principal executive officer, the principal accounting officer or the principal financial officer of the Company regarding compliance with this Indenture to the knowledge of the signatory thereto.

(b) So long as any of the Securities are outstanding, the Company will deliver to the Trustee, within five (5) Business Days of any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.15 Taxes

The Company will pay, and will cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment would not have a material adverse effect on the financial condition of the Company and its Restricted Subsidiaries, taken as a whole.

Section 4.16 Stay, Extension and Usury Laws

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will permit the execution of every such power as though no such law has been enacted.

Section 4.17 Covenant Suspension

Upon the occurrence of an Investment Grade Rating Event, the Company and its Restricted Subsidiaries will no longer be subject to the provisions of this Indenture set forth in Sections 4.3, 4.4, 4.6, 4.7, 4.8, 4.10 and clause (4) of Section 5.l(a) and the Company will promptly notify the Trustee of such occurrence.

Upon the occurrence of an Investment Grade Rating Event, the amount of Excess Proceeds from any Net Cash Proceeds shall be set at zero under this Indenture. In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time and on any subsequent date (the “Covenant Reinstatement Date”) the rating assigned by S&P and Moody’s to the Securities is not an Investment Grade Rating, then the Suspended Covenants will thereafter be reinstated as of and from such Covenant Reinstatement Date unless and until a subsequent Investment Grade Rating Event occurs. The Company will give written notice to the Trustee of any such Covenant Reinstatement Date. Notwithstanding that the Suspended Covenants may be reinstated, no Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture or the Securities with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period (or after the Covenant Reinstatement Date based solely on contractual obligations or other events arising during the Suspension Period). The period of time between the Investment Grade Rating Event and the Covenant Reinstatement Date is referred to as the “Suspension Period.”

On the Covenant Reinstatement Date, (i) all Indebtedness incurred during the Suspension Period will be classified to have been incurred or issued pursuant to Section 4.3(b)(2) and (ii) all Liens incurred during the Suspension Period will be classified to have been incurred under clause (6) of the definition of “Permitted Liens.” Calculations made after the Covenant Reinstatement Date of the amount available to be made as Restricted Payments as described under Section 4.4 will be made as though the covenants described in Section 4.4 had been in effect since the Issue Date and throughout the Suspension Period.

During any Suspension Period, the Company may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the second sentence of the definition of “Unrestricted Subsidiary” in Section 1.1.

ARTICLE V

SUCCESSOR COMPANY

Section 5.1 Merger, Consolidation or Sale of Assets

(a) The Company may not: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either:

(A) the Company is the surviving corporation; or

(B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Securities and this Indenture pursuant to a supplemental indenture;

(3) immediately after such transaction no Default or Event of Default exists;

(4) either (a) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company) would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.3(a) hereof or (b) immediately after giving effect to such transaction on a pro forma basis and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Company is equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately before such transaction; and

(5) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or disposition and such supplemental indenture (if any) comply with this Indenture and all conditions precedent herein relating to such transaction have been satisfied.

The surviving or transferee Person in any of the above transactions (if not the Company) will succeed to, and be substitute for, the Company under this Indenture and the Securities and the Company (if not the surviving Person) will be fully released from its obligations under this Indenture and the Securities, except in the case of a lease of all or substantially all of its assets.

(b) For purposes of this covenant, the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, which properties or assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties or assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties or assets of the Company.

(c) Clauses (a)(3), (a)(4) and (a)(5) of this Section 5.1 will not apply to (x) any consolidation or merger of one or more Restricted Subsidiaries into one or more of the Company or any of its Restricted Subsidiaries that are Guarantors and (y) any sale, assignment, transfer, conveyance or other disposition of assets by (1) one or more Restricted Subsidiaries to one or more of the Company or any of its Restricted Subsidiaries that are Guarantors or (2) the Company to one or more of its Restricted Subsidiaries that are Guarantors.

Section 5.2 Successor Substituted

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole in accordance with Section 5.1 hereof, the successor formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made (in each case, if not the Company) shall succeed to, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such successor had been named as the Company herein and shall be substituted for the Company (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor and not to the predecessor); and thereafter, except in the case of such a disposition by way of a lease, the Company shall be discharged and released from all obligations and covenants under this Indenture and the Securities.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.1 Events of Default

Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest on the Securities;

(2) default in the payment when due of the principal of or premium, if any, on the Securities;

(3) failure by the Company to comply with Section 5.1 hereof;

(4) failure by the Company for 60 days (or 180 days with respect to Section 4.2) after the Company’s receipt of written notice from the Trustee or the Holders of 30% in principal amount of the Securities to comply with any of its other agreements contained in this Indenture;

(5) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(A) is caused by a failure to pay when due any principal on such Indebtedness after giving effect to any grace period provided in such Indebtedness (a “Payment Default”); or

(B) results in the acceleration of such Indebtedness prior to its Stated Maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more; provided, however, that if any such Payment Default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 30 days from the continuation of such Payment Default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Default, Event of Default and any consequential acceleration of the Securities shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

(6) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $25.0 million (to the extent not covered by insurance or a binding indemnity agreement), which judgments are not paid, discharged or stayed for a period of 60 days;

(7) any Subsidiary Guarantee of a Guarantor shall be held in any judicial proceeding to be unenforceable or invalid or, except as permitted by this Indenture, shall cease for any reason to be in full force and effect or any Guarantor shall deny or disaffirm its obligations under its Subsidiary Guarantee, in each case with respect to any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary; and

(8)(A) certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case or proceeding;

(ii) consents to the entry of an order for relief against it in an involuntary case or proceeding in which it is a debtor;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv) makes a general assignment for the benefit of its creditors; or

(v) consents to the institution of a bankruptcy or an insolvency proceeding against it; or takes any comparable action under any foreign laws relating to insolvency; or

(B) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case in which it is a debtor;

(ii) appoints a Custodian of the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for any substantial part of its property; or

(iii) orders the winding up or liquidation of the Company or any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together would constitute a Significant Subsidiary; or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 consecutive days.

However, a Default under clauses (4) and (5) of this Section 6.1 will not constitute an Event of Default until the Trustee or the Holders of at least 30% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified in clauses (4) and (5) of this Section 6.1 after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

Section 6.2 Acceleration of Maturity; Rescission and Annulment

If an Event of Default (other than an Event of Default described in clause (8) of Section 6.1) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 30% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the principal of, and accrued and unpaid interest, if any, on all the Securities to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. If an Event of Default described in clause (8) of Section 6.1 above occurs and is continuing, the principal of, and accrued and unpaid interest on all the Securities will become and be immediately due and payable without any further action or notice on the part of the Trustee or any Holders. The Holders of a majority in outstanding principal amount of the Securities by notice to the Trustee may on behalf of the Holders of all the Securities rescind any such acceleration with respect to the Securities and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived.

Notwithstanding anything in this Article VI to the contrary, if the Company elects, the sole remedy for a Default or an Event of Default relating to the failure to comply with Section 4.2, and/or for failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will, for the 60 days after the occurrence of such an Event of Default, consist exclusively of the right to receive additional interest on the Securities at an annual rate equal to 0.25% of the principal amount of the Securities then outstanding over such portion of the 60-day period immediately following such Event of Default during which such Event of Default is continuing (such additional interest, “Default Interest”). In the event the Company does not elect to pay such Default Interest, upon an Event of Default to this covenant, the Securities will be subject to acceleration as provided above. The Default Interest will accrue on all outstanding Notes from and including the date on which an Event of Default relating to a failure to comply with Section 4.2 and/or for failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act first occurs to, but not including, the 60th day thereafter (or such earlier date on which the Event of Default relating to such failure shall have been cured or waived) and will be payable in the same manner as additional interest. On such 60th day (or earlier, if the Event of Default relating to such failure is cured or waived prior to such 60th day) such Default Interest will cease to accrue and the Securities will be subject to acceleration, as provided above, if the

Event of Default is continuing. This provision will not affect the rights of Holders of Securities in the event of the occurrence of any other Event of Default. For all purposes of this Indenture, references to interest means interest under the Securities, any additional interest and any Default Interest payable pursuant to this Section 6.2.

Section 6.3 Other Remedies

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium (if any) or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.4 Waiver of Past Defaults

The Holders of a majority in outstanding principal amount of the Securities, by notice to the Trustee may on behalf of the Holders of all the Securities waive an existing Default or Event of Default and its consequences hereunder except a Default or Event of Default in respect of a provision that under Section 9.2 hereof cannot be amended without the consent of each Holder affected. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

Section 6.5 Control by Majority

The Holders of a majority in outstanding principal amount of the Securities have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1 hereof, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal or financial liability or expense; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification or security satisfactory to it against all loss, liability and expense caused by taking or not taking such action.

Section 6.6 Limitation on Suits

Except to enforce the right to receive payment of principal, premium or interest when due, a Holder may not pursue any remedy with respect to this Indenture, the Securities or the Subsidiary Guarantees unless:

(1) such Holder has previously given the Trustee written notice stating that an Event of Default is continuing;

(2) Holders of at least 30% in aggregate principal amount of the Securities then outstanding have made a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee has not complied with the Holders’ request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) during such 60-day period, Holders of a majority in aggregate principal amount of the Securities then outstanding have not given the Trustee a direction inconsistent with such request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such use by a Holder prejudices the rights of any other Holders or obtains preference or priority over such other Holders).

Section 6.7 Rights of Holders to Receive Payment

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.8 Collection Suit by Trustee

If an Event of Default specified in Section 6.1(1) or Section 6.1(2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7 hereof to cover the costs and expenses of collection, including the reasonable compensation, disbursement and advances of the Trustee, its agents and counsel.

Section 6.9 Trustee May File Proofs of Claim

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company or any Guarantor or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7 hereof.

Section 6.10 Priorities

If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

First: costs and expenses of collection, including all sums paid or advanced by the Trustee hereunder and the compensation, expenses and disbursements of the Trustee, its agents, and counsel and all other amounts due to the Trustee under Section 7.7 hereof;

Second: to Holders for amounts due and unpaid on the Securities for principal and interest and premium, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest and premium, if any, respectively; and Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof or a suit by Holders of more than 10% in outstanding principal amount of the Securities.

ARTICLE VII

TRUSTEE

Section 7.1 Duties of Trustee

(a) If an Event of Default has occurred and is continuing, the Trustee, once it becomes aware of any such Event of Default, shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default: (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this Section 7.1(c) does not limit the effect of Section 7.1(b) hereof;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.1.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal or financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate security or indemnity against such risk or liability is not reasonably assured to it.

Section 7.2 Rights of Trustee.

(a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e) The Trustee may consult with counsel, and the advice of counsel or any Opinion of Counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) the Trustee shall not be deemed to have notice of any Default or Event of Default except (i) any Event of Default under Section 6.1(1) or Section 6.1(2) hereof and (ii) any Default or Event of Default of which a Trust Officer shall have received written notification.

(g) In no event shall the Trustee or any Agent be responsible or liable for special, indirect, punitive or consequential loss, loss profits, loss revenue or damage of any kind whatsoever irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action, except to the extent resulting from the Trustee’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable ruling.

(h) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee and against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, each Agent and the Trustee in each of its capacities and roles hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(k) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(l) The permissive rights of the Trustee to act hereunder shall not be construed as a duty.

Section 7.3 Individual Rights of Trustee

If the Trustee becomes a creditor of the Company or any Guarantor, subject to Section 6.10, this Indenture may limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest after a Default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Subject to Section 6.5, the Holder of a majority in principal amount of the then outstanding Securities will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent Person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holder of Securities, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to do it against any loss, liability or expense as provided in this Indenture.

Section 7.4 Trustee’s Disclaimer

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, it shall not be responsible for the use or application of any money received by any Paying Agent (other than itself as Paying Agent), and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

Section 7.5 Notice of Defaults

If a Default or Event of Default occurs and is continuing and is actually known to the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default relating to payment of principal of, premium, if any, or interest on, any Security (including payments pursuant to the redemption or required repurchase provisions of such Security), the Trustee may withhold the notice if and so long as its board of directors, the executive committee of its board of directors or a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 7.6 Reports by Trustee to Holders

(a) Within 60 days after each July 15 beginning with July 15 following the date of this Indenture, and for so long as Securities remain outstanding, the Trustee shall mail to each Holder at the Company’s expense a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b)(2). The Trustee shall also transmit by mail all reports required by Trust Indenture Act Section 313(c).

(b) A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange (if any) on which the Securities are listed in accordance with Trust Indenture Act Section 313(d). The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

Section 7.7 Compensation and Indemnity

(a) The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, compensation for its acceptance of this Indenture and services hereunder, as the Company and the Trustee shall from time to time agree upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel retained by the Trustee, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents and counsel. The Company shall indemnify and hold harmless the Trustee (in its individual and trustee capacities) and each Agent and their respective officers, directors and agents against any and all loss, liability, claims, action, suit, cost or expense (including reasonable attorneys’ fees) of any kind and nature whatsoever incurred by it in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company is not required to reimburse any expense or indemnify against any loss, liability claim, again, suit, cost or expense incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence as determined by a court of competent jurisdiction in a final non-appealable ruling.

(b) To secure the Company’s payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of, premium (if any) and interest on particular Securities.

(c) The Company’s payment obligations and the Trustee’s lien pursuant to this Section 7.7 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(8) hereof with respect to the Company, the compensation and expenses (including without limitation the fees and expenses of counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8 Replacement of Trustee

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.8.

(b) The Trustee may resign in writing at any time by so notifying the Company. The Holders of a majority in outstanding principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee. The Company may remove the Trustee if: (i) the Trustee fails to comply with Section 7.10 hereof; (ii) the Trustee is adjudged bankrupt or insolvent; (iii) a Custodian or other public officer takes charge of the Trustee or its property; or (iv) the Trustee otherwise becomes incapable of acting.

(c) If the Trustee resigns or is removed by the Company or by the Holders of a majority in outstanding principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

(d) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7 hereof.

(e) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in outstanding principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) If the Trustee fails to comply with Section 7.10 hereof after written notice thereto, the Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(g) Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

Section 4.2 Successor Trustee by Merger

(a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

(b) If at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Securities so authenticated; and if at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.9 Eligibility; Disqualification

The Trustee shall at all times satisfy the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with Trust Indenture Act Section 310(b).

Section 7.10 Preferential Collection of Claims Against Company

The Trustee shall comply with Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.1 Discharge of Liability on Securities; Defeasance

(a) Subject to Section 8.1(c) hereof, when (i)(x) all outstanding Securities (other than Securities replaced pursuant to Section 2.7 hereof) have been delivered to the Trustee for cancellation or (y) all outstanding Securities not theretofore delivered for cancellation have become due and payable or will become due and payable within one year or (z) all outstanding Securities not theretofore delivered for cancellation have become scheduled for redemption in accordance with Article III hereof, (ii) the Company irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders money in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of Stated Maturity or redemption, (iii) the Company has paid or caused to be paid all sums then payable by it under this Indenture and the Securities and (iv) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of such Securities at Stated Maturity or the Redemption Date, as the case may be, then the Trustee shall acknowledge satisfaction and discharge of this Indenture and the obligations of the Company and the Guarantors under the Securities and the Subsidiary Guarantees, at the request of the Company (accompanied by an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company.

(b) Subject to Section 8.2 hereof, the Company at its option at any time may terminate (i) all its obligations, except as specified in Section 8.1(c) hereof, under the Securities and this Indenture and all obligations of the Guarantors with respect to their Subsidiary Guarantees (“legal defeasance option”), and after giving effect to such legal defeasance, any omission to comply with such obligations shall no longer constitute a Default or Event of Default or (ii) its obligations under Section 4.2, Section 4.3, Section 4.4, Section 4.5, Section 4.6, Section 4.7, Section 4.8, Section 4.9, Section 4.10 and Section 4.11 hereof, except to the extent such obligations are imposed by Section 318(c) of the Trust Indenture Act, and clause (a)(4) of Section 5.1 hereof, and the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document and such omission to comply with such Sections shall no longer constitute a Default or an Event of Default under Section 6.1(3) (solely as it relates to clause (a)(4) of Section 5.1) and Section 6.1(4) hereof and the operation of Section 6.1(5), Section 6.1(6), Section 6.1(7), Section 6.1(8) hereof and (with respect only to Significant Subsidiaries) Section 6.1(9) hereof, and the events specified in such Sections shall no longer constitute an Event of Default (this clause (ii) being referred to as the “covenant defeasance option”), but otherwise the remainder of this Indenture and the Securities shall be unaffected thereby. The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option or its covenant defeasance option, each Guarantor shall be released from its obligations with respect to its Subsidiary Guarantee as provided in Section 10.9(b) hereof.

If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.1(4), Section 6.1(5), Section 6.1(6), Section 6.1(7), Section 6.1(8) hereof and (with respect only to Significant Subsidiaries) Section 6.1(9) hereof or the failure of the Company to comply with clause (a)(4) of Section 5.1 hereof.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding the provisions of Section 8.1(a) and Section 8.1(b) hereof, the obligations of the Company in Section 2.3, Section 2.4, Section 2.5, Section 2.6, Section 2.7, Section 2.9, Article VII and in this Article VIII shall survive until the Securities have been paid in full. Thereafter, the obligations of the Company in Article VII, Section 8.4 and Section 8.5 hereof shall survive.

Section 8.2 Conditions to Defeasance

The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(1) the Company shall have irrevocably deposited with the Trustee, in trust, for the benefit of the Holders of the Securities, cash in U.S. dollars, non-callable Government

Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Securities on the Stated Maturity or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Securities are being defeased to Stated Maturity or to a particular Redemption Date;

(2) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance option had not occurred;

(3) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance option had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the grant of any Lien securing such borrowings);

(5) such legal defeasance option or covenant defeasance option will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(6) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(7) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, stating that all conditions precedent relating to the legal defeasance option or the covenant defeasance option have been complied with.

Section 8.3 Delivery and Application of Trust Money

The Trustee shall hold in trust money or Government Securities deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from Government Securities in accordance with this Indenture to the payment of principal, premium, if any, of and interest on the Securities.

Section 8.4 Repayment to Company

The Trustee and each Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them upon payment of all the obligations under this Indenture.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of, or premium, if any, or interest on the Securities that remains unclaimed for two years (or any such money then held by the Company or any Subsidiary shall be discharged from any trust hereunder), and, thereafter, Holders entitled to the money must look to the Company for payment as unsecured general creditors; provided, however, that, if any Definitive Securities are then outstanding, the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.5 Indemnity for Government Securities

The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Government Securities or the principal and interest received on such Government Securities.

Section 8.6 Reinstatement

If the Trustee or any Paying Agent is unable to apply any money or Government Securities in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or such Paying Agent is permitted to apply all such money or Government Securities in accordance with this Article VIII; provided, however, that, if the Company has made any payment in respect of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Securities held by the Trustee or any Paying Agent.

ARTICLE IX

AMENDMENTS

Section 9.1 Without Consent of Holders

The Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities or the Subsidiary Guarantees without notice to or consent of any Holder:

(1) to cure any ambiguity, defect, inconsistency, omission or mistake;

(2) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(3) to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of the Securities in the case of a merger or consolidation or sale of all or substantially all of the Company’s or a Guarantor’s properties or assets in compliance with this Indenture;

(4) to add or release Guarantors in compliance with this Indenture;

(5) to make any change that would provide any additional rights or benefits to the Holders of the Securities, add Events of Default or surrender any right or power conferred upon the Company or any Guarantor or that does not adversely affect in any material respect the legal rights under this Indenture of any such Holder;

(6) to conform the text of the this Indenture, the Securities or the Subsidiary Guarantees to any provision of the “Description of The Notes” section of the offering memorandum pursuant to which the Initial Securities were offered;

(7) to secure the Securities, including pursuant to the requirements of Section 4.5;

(8) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(9) to comply with requirements of the Depositary with respect to the Securities; or

(10) to provide for the issuance of Exchange Securities or Additional Securities.

Section 9.2 With Consent of Holders

The Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities or the Subsidiary Guarantees with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities (including consents obtained in connection with the purchase of, or tender offer or exchange offer for, Securities). Subject to the following sentence, any existing Default or compliance with any provision of this Indenture, the Securities or the Subsidiary Guarantees may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). However, without the consent of each Holder, an amendment, supplement or waiver may not (with respect to any Securities held by a non-consenting Holder):

(1) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Security or alter the provisions with respect to the redemption of the Securities (other than provisions relating to Section 4.7 or 4.11 or provisions relating to minimum notices required for redemption of Securities described in Article III or in the terms of the Securities);

(3) reduce the rate of or change the time for payment of interest on any Security;

(4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities, except a Default in payments that have become due solely because of an acceleration of the Securities that has been rescinded;

(5) make any Security payable in a currency other than that stated in the Securities;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal of or premium, if any, or interest on the Securities (except as permitted by clause (7) below);

(7) waive a redemption payment with respect to any Security (other than a payment required by Section 4.7 or 4.11);

(8) modify any Subsidiary Guarantee in any manner adverse to the Holders of the Securities or release any Guarantor from its obligations under its Subsidiary Guarantee except in accordance with the terms of this Indenture;

(9) make any change in the ranking of the Securities or the Subsidiary Guarantees in a manner adverse to the Holders of the Securities or the Subsidiary Guarantees; or

(10) make any change in the preceding amendment, supplement and waiver provisions of this Section 9.2.

The consent of the Holders is not necessary under this Section 9.2 to approve the particular form of any proposed amendment or waiver. It is sufficient if the consent approves the substance of the proposed amendment or waiver.

After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to each Holder of Securities affected thereby a notice briefly describing such amendment. The failure to give such notice to any or all Holders, or any defect therein, shall not impair or affect the validity of any amendment, supplement or waiver under this Section 9.2.

Section 9.3 Compliance with Trust Indenture Act

Every amendment to this Indenture, the Securities or the Subsidiary Guarantees shall comply with the Trust Indenture Act as then in effect.

Section 9.4 Revocation and Effect of Consents and Waivers

A consent to an amendment, supplement or a waiver by a Holder shall bind the holder and every subsequent holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective, it shall bind every Holder. An amendment, supplement or waiver becomes effective in accordance with its terms.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described in this Article 9 or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent, to revoke any such consent previously given or to take any action to effect such consent or revocation, whether or not such Persons continue to be holders after such record date.

Section 9.5 Notation on or Exchange of Securities

If an amendment or supplement changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and, upon receipt of an Issuer Order, the Trustee shall authenticate a new Security that reflects the changed terms, but the failure to make the appropriate notation or to issue a new Security shall not affect the validity and effect of such amendment or supplement.

Section 9.6 Trustee to Sign Amendments

The Trustee shall sign any amendment or supplement authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing any amendment or supplement the Trustee shall be entitled to receive, and (subject to Section 7.1 hereof) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by this Indenture.

ARTICLE X

SUBSIDIARY GUARANTEES

Section 10.1 Subsidiary Guarantees

Each Guarantor which is a party hereto or becomes a party hereto by executing and delivering a supplement to this Indenture pursuant to Section 4.9 hereof, jointly and severally,

unconditionally Guarantees to each Holder and to the Trustee and its successors and assigns the full and punctual payment of principal of, premium (if any) and interest on the Securities when due, whether at Stated Maturity, or upon redemption, required repurchase pursuant to Section 4.7 or Section 4.11 hereof, acceleration or otherwise, and all other monetary obligations owing by the Company under this Indenture (including obligations owing to the Trustee and each Agent) and the Securities (all the foregoing being hereinafter collectively called the “Obligations”). The Guarantors further agree that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantors, and that the Guarantors will remain bound under this Article X notwithstanding any extension or renewal of any Obligation.

The Guarantors waive presentation to, demand of payment from and protest to the Company of any of the Obligations and also waive notice of protest for nonpayment. The Guarantors waive notice of any Default under the Securities or the Obligations. The obligations of the Guarantors hereunder shall not be affected by: (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of any Obligation; (iii) any rescission, waiver, amendment, modification or supplement of any of the terms or provisions of this Indenture (other than this Article X), the Securities or any other agreement; (iv) the release of security, if any, held by any Holder or the Trustee for the Obligations or any of them; (v) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; (vi) any change in the ownership of the Company; or (vii) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law or equity, except for payment of the Securities in full.

The Guarantors, jointly and severally, further agree that their Subsidiary Guarantees herein constitute a guarantee of payment when due (and not a guarantee of collection) and waive any right to require that any resort be had by any Holder or the Trustee to security, if any, held for payment of the Obligations.

The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (except to the extent provided in Section 10.2 hereof), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense, setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.

The Guarantors, jointly and severally, further agree that their Subsidiary Guarantees herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Guarantors by virtue hereof, upon the failure of the Company to pay any Obligation when and as the same shall become due, whether at Stated

Maturity, upon redemption, required repurchase, acceleration or otherwise, the Guarantors hereby promise to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

The Guarantors, jointly and severally, agree that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations may be accelerated as provided in Article VI for the purposes of the Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purposes of this Section 10.1.

The Guarantors, jointly and severally, also agree to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.1.

Section 10.2 Limitation on Liability

Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirm that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article X, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.3 Execution and Delivery of Subsidiary Guarantee

To evidence its Subsidiary Guarantee set forth in Section 10.1, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form attached as Exhibit D hereto will be endorsed by manual or facsimile signature by an Officer of such Guarantor on each Security authenticated and delivered by the Trustee and that this Indenture (or a supplemental indenture substantially in form of Exhibit E hereof) will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.1 will remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee. If an Officer whose facsimile signature is on this Indenture on on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Security on which the Subsidiary Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 10.4 Successors and Assigns

Except as otherwise provided in Section 10.9 hereof, this Article X shall be binding upon the Guarantors and their successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights in accordance with the terms of this Indenture by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture, the Securities and the Subsidiary Guarantees.

Section 10.5 No Waiver

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.

Section 10.6 Right of Contribution

Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of this Article X. The provisions of this Section 10.6 shall in no respect limit the obligations and liabilities of any Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.

Section 10.7 No Subrogation

Notwithstanding any payment or payments made by any of the Guarantors hereunder, no Guarantor shall be entitled to exercise any rights of subrogation it may have to any of the rights of the Trustee or any Holder against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Obligations.

Section 10.8 Modification

No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by the Guarantors therefrom, shall in any event be effective unless the same shall be made in accordance with Article IX hereof. No notice to or demand on the Guarantors in any case shall entitle the Guarantors to any other or further notice or demand in the same, similar or other circumstances.

Section 10.9 Merger, Consolidation or Sale of Assets of a Guarantor; Release of a Guarantor

(a) Except in a transaction resulting in the release of a Subsidiary Guarantee of a Guarantor, the Company shall not permit a Guarantor to consolidate with or merge with or into (whether or not such Guarantor is the resulting, transferee or surviving Person), another Person (other than the Company or another Guarantor), unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default shall have occurred and be continuing; and

(2) the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) assumes all the obligations of that Guarantor under its Subsidiary Guarantee pursuant to a supplemental indenture without the consent of any Holders of the Securities.

(b) The Subsidiary Guarantee of a Guarantor shall be automatically and unconditionally released without the consent of any Holders of the Securities:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person, other than the Company or another Guarantor, if such transaction as of the time of such disposition complies with Section 4.7 hereof;

(2) in connection with any sale or other disposition of the Capital Stock of a Guarantor (including by way of merger or consolidation) to a Person other than the Company or another Guarantor, if such transaction as of the time of such disposition complies with Section 4.7 hereof and the Guarantor ceases to be a Restricted Subsidiary of the Company as a result of such transaction;

(3) if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the provisions of this Indenture;

(4) upon the liquidation or dissolution of any Guarantor that does not constitute a Default or Event of Default;

(5) if the Company exercises either its legal defeasance option or its covenant defeasance option in accordance with Section 8.1(b) hereof or if it satisfies and discharges this Indenture in accordance with Section 8.1(a) hereof; or

(6) at such time as such Guarantor ceases to guarantee any other Indebtedness of the Company or any other Guarantor under a Credit Facility.

(c) Upon delivery by the Company to the Trustee of an Officers’ Certificate to the effect that any of the conditions described in clauses (1)-(6) of Section 10.9(b) has occurred, the Trustee shall execute any supplemental indenture or other documents reasonably requested by the Company in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee and this Indenture.

ARTICLE XI

MISCELLANEOUS

Section 11.1 Trust Indenture Act Controls

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act (or in any other indenture qualified thereunder), the provision required by the Trust Indenture Act shall control.

Section 11.2 Notices

Any notice, demand, instruction, request or other communication shall be in writing in the English language and delivered in person or mailed by first-class mail, telecopier or overnight air courier guaranteeing next day delivery, addressed as follows (unless the Company and the Trustee agree to another method of delivery):

if to the Company or the Guarantors:

ECLIPSE RESOURCES CORPORATION

2121 Old Gatesburg Road, Suite 110

State College, Pennsylvania 16803

Attention: Chief Financial Officer

Facsimile: (814) 325-2011

if to the Trustee:

Deutsche Bank Trust Company Americas

60 Wall Street – 16th Floor

MSNYC60-1630

New York, New York 10005

Facsimile: (732) 578-4635

Attention: Institutional Cash and Securities Services – Corporate Team – Eclipse Resources Corporation

The Company or the Guarantors, by notice to the Trustee, or the Trustee by notice to the Company and the Guarantors, in each case pursuant to this Section 11.2, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Holder shall be delivered to the Holder at the Holder’s address as it appears on the registration books of the Registrar by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar or, with respect to Global Securities, otherwise in accordance with the rules and procedures of the Depositary.

All notices and communications shall be deemed to have been duly given; at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; (other than those sent to Holders) when answered back, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Any notice or communication will also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act.

Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is delivered in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 11.3 Communication by Holders with Other Holders

Holders may communicate pursuant to the Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of the Trust Indenture Act Section 312(c).

Section 11.4 Certificate and Opinion as to Conditions Precedent

Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall, if requested, furnish to the Trustee: (i) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 11.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 11.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with; provided, however, that such Opinion of Counsel shall not be required to be furnished in connection with the issuance of the Securities on the Issue Date.

Section 11.5 Statements Required in Certificate or Opinion

Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than a certificate provided pursuant to Section 4.2 or Trust Indenture Act Section 314(a)(4)) shall include: (i) a statement that the individual making such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (which, in the case of an Opinion of Counsel, may be limited to reliance on an Officers’ Certificate as to matters of fact); and (iv) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

Section 11.6 When Securities Disregarded

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

Section 11.7 Legal Holidays

A “Legal Holiday” is a day that is not a Business Day. Notwithstanding any other provisions of this Indenture, the Securities or the Subsidiary Guarantees, if a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a record date is a Legal Holiday, the record date shall not be affected.

Section 11.8 Governing Law

THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS INDENTURE, THE SECURITIES AND THE SUBSIDIARY GUARANTEES.

Section 11.9 Force Majeure

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, any act or provision of any present or future law or regulation or governmental authority, local or national disturbance or disaster and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware or the unavailability of the Federal Reserve Bank wire, facsimile or other wire or communication facility) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 11.10 No Personal Liability of Directors, Officers, Employees and Shareholders

No director, officer, employee, incorporator, member, partner or stockholder of the Company or any of its Subsidiaries, as such, shall have any liability for any obligations of the Company or the Guarantors under the Securities, this Indenture, the Subsidiary Guarantees, any Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

Section 11.11 Successors

All agreements of the Company and (except as otherwise provided in Section 10.9 hereof) the Guarantors in this Indenture, the Securities and the Subsidiary Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.12 Multiple Originals; Counterparts

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. This Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 11.13 Severability

In case any provision in this Indenture or in the Securities or the Subsidiary Guarantees is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.14 Table of Contents; Headings

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 11.15 No Adverse Interpretation of Other Agreements

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.16 Acts of Holders

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing, and may be given or obtained in connection with a purchase of, or tender offer or exchange offer for, outstanding Securities; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee in accordance with Section 11.2 and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 11.16.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) Notwithstanding anything to the contrary contained in this Section 11.16, the principal amount and serial numbers of Securities held by any Holder, and the date of holding the same, shall be proved by the register of the Securities maintained by the Registrar as provided in Section 2.3.

(d) If the Company shall solicit from the Holders of the Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at their option, by or pursuant to a resolution of its Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.5 and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(f) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so itself with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

(g) For purposes of this Indenture, any action by the Holders which may be taken in writing may be taken by electronic means or as otherwise reasonably acceptable to the Trustee.

Section 11.17 Patriot Act

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee and Agents are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee and Agents. Accordingly, each of the parties agrees to provide to the Trustee and Agents, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee and Agents to comply with Applicable Law.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

ECLIPSE RESOURCES CORPORATION

By:	/s/ Benjamin W. Hulburt
Benjamin W. Hulburt
Chairman, President and Chief Executive Officer

GUARANTORS:

ECLIPSE GP, LLC ECLIPSE RESOURCES I, LP ECLIPSE RESOURCES OPERATING, LLC ECLIPSE RESOURCES – OHIO, LLC BUCKEYE MINERALS & ROYALTIES, LLC ECLIPSE RESOURCES MIDSTREAM, LP ECLIPSE RESOURCES MARKETING, LP

By:	/s/ Benjamin W. Hulburt
Benjamin W. Hulburt
President and Chief Executive Officer

[Signature Page to Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By: Deutsche Bank National Trust Company

By:	/s/ Wanda Camacho
Name:	Wanda Camacho
Title:	Vice President

By:	/s/ Jacqueline Bartnick
Name:	Jacqueline Bartnick
Title:	Director

[Signature Page to Indenture]

EXHIBIT A

[FACE OF SECURITY]

[Insert the Global Security Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert OID Legend, if applicable pursuant to the provisions of the Indenture]

ECLIPSE RESOURCES CORPORATION

8.875% SENIOR NOTE DUE 2023

[RULE 144A][REGULATION S] [GLOBAL] NOTE

CUSIP NO. [27890G AA8]*

[U2779Q AA2]†

[27890G AB6]‡

No.	Principal Amount $550,000,000

ECLIPSE RESOURCES CORPORATION, a Delaware corporation, promises to pay to                     , or registered assigns, the principal sum of $                 on July 15, 2023[, or such other principal amount as is indicated on the attached schedule]§.

Interest Payment Dates: January 15 and July 15, commencing January 15, 2016.

Record Dates: January 1 and July 1.

[Signature Page Follows]

*	For Securities sold in reliance on Rule 144A.
†	For Securities sold in reliance on Regulation S.
‡	For Unrestricted Securities.
§	For Global Securities.

ECLIPSE RESOURCES CORPORATION

By:
Benjamin W. Hulburt Chairman, President and Chief Executive Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee, certifies that this

is one of the Securities

referred to in the Indenture.

By: Deutsche Bank National Trust Company

By:

Dated: July     , 2015

[Signature Page to [144A/Reg S] Note]

[BACK OF SECURITY]

ECLIPSE RESOURCES CORPORATION

8.875% SENIOR NOTE DUE 2023

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. Eclipse Resources Corporation, a Delaware corporation (the “Company”), promises to pay interest on the outstanding principal amount of this Security at the rate of 8.875% per annum. The Company will pay interest semi-annually in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”), provided, that the first Interest Payment Date shall be January 15, 2016. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. The Company will pay, to the extent lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate then in effect for this Security; it will pay, to the extent lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate as on overdue principal. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. Method of Payment. The Company will pay interest on the Securities (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the January 1 or July 1 next preceding the Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to Defaulted Interest. The Securities will be payable as to principal, premium, if any, and interest at the office or agency of the Paying Agent maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed by such Paying Agent to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, and premium, if any, on all Global Securities and all other Securities, the Holders of which hold at least $5,000,000 aggregate principal amount of the Securities and have provided wire transfer instructions to the Company and the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Holders must surrender their Securities to the Paying Agent to collect payments of principal and premium, if any.

3. Paying Agent and Registrar. Initially, Deutsche Bank Trust Company Americas will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice to any Holder, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar, all in accordance with the Indenture.

4. Indenture. The Company issued the Securities under an Indenture, dated as of July 6, 2015 (the “Indenture”), among the Company, the Guarantors named on the signature pages thereto and Deutsche Bank Trust Company Americas, as the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling (to the extent permitted by law). The Securities are unsecured obligations of the Company.

5. Redemption.

(a) On or after July 15, 2018, the Company may redeem all or a part of the Securities at any time or from time to time at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued and unpaid interest on the Securities, if any, to, but excluding, the applicable Redemption Date (subject to the right of Holders of record on the relevant date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning on July 15 of the years indicated:

Year	Redemption Price
2018	106.656%
2019	104.438%
2020	102.219%
2021 and thereafter	100.000%

(b) Prior to July 15, 2018, the Company may on any one or more occasions redeem up to 35% of the original aggregate principal amount of the Securities (including Additional Securities) originally issued prior to the applicable Redemption Date under the Indenture in an amount not greater than the Net Cash Proceeds of one or more Equity Offerings, at a Redemption Price of 108.875% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date); provided, that (i) at least 65% in original aggregate principal amount of the Securities (including any Additional Securities) remain outstanding immediately after the occurrence of such redemption (excluding Securities held by the Company and its Subsidiaries) and (ii) each such redemption must occur within 180 days of the date of the closing of the related Equity Offering.

(c) In addition, at any time prior to July 15, 2018, the Company may on one or more occasions redeem all or part of the Securities at a Redemption Price equal to the sum of:

(i) the principal amount thereof, plus

(ii) the Make Whole Premium at the Redemption Date, plus

accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

(d) Following certain Change of Control Offers, the Company may redeem all of the Securities that remain outstanding, at the Redemption Price and subject to the terms and conditions, set forth in Section 4.11(i) of the Indenture.

6. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar or the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any transfer tax or similar governmental charge or other fee required by law and payable in connection therewith. The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except for the unredeemed portion of any Security being redeemed in part. Also, the Company need not exchange or register the transfer of any Securities for a period of 15 days before the day of any selection of Securities to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

7. Persons Deemed Owners. The registered Holder of a Security may be treated as its owner for all purposes.

8. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in outstanding principal amount of the Securities, and any existing Default or compliance with any provision of the Indenture or the Securities may be waived with the written consent of the Holders of at least a majority in outstanding principal amount of the Securities. Without the consent of any Holder of a Security, the Indenture, the Subsidiary Guarantees or the Securities may be amended or supplemented with respect to certain matters specified in the Indenture.

9. Defaults. If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared (or will become) due and payable in the manner and with the effect provided in the Indenture.

10. Defeasance. The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Company on this Security and (ii) certain restrictive covenants and the related Events of Default, subject to compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Security.

11. Authentication. This Security will not be valid until authenticated by the manual signature of the Trustee or an Authenticating Agent.

12. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (=tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

13. [Additional Rights of Holders of Restricted Global Securities and Restricted Definitive Securities. In addition to the rights provided to Holders of Securities under the Indenture, Holders of Restricted Global Securities and Restricted Definitive Securities will have all the rights set forth in the Registration Rights Agreement, dated as of June 19, 2015, among the Company, the Guarantors and the other parties named on the signature pages thereof.]*

14. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and the Trustee may use CUSIP, ISIN or similar numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture [and/or the Registration Rights Agreement].* Requests may be made to:

ECLIPSE RESOURCES CORPORATION

2121 Old Gatesburg Road, Suite 110

State College, Pennsylvania 16803

Attention: Chief Financial Officer

Facsimile: (480) 393-4565

*	Delete for Exchange Security

ASSIGNMENT FORM

To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Security to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:**

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Security purchased by the Company pursuant to Section 4.7 or Section 4.11 of the Indenture, check the appropriate box below:

☐    Section 4.7                 ☐    Section 4.11

If you want to elect to have only part of the Security purchased by the Company pursuant to Section 4.7 or Section 4.11 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Tax Identification No.

Signature Guarantee:*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following such Decrease or Increase	Signature of Authorized Officer of Trustee or Securities Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

ECLIPSE RESOURCES CORPORATION

2121 Old Gatesburg Road, Suite 110

State College, Pennsylvania 16803

Deutsche Bank Trust Company Americas

60 Wall Street – 16th Floor

MSNYC60-1630

New York, New York 10005

Attention: Institutional Cash and Securities Services – Corporate Team – Eclipse Resources Corporation

Re: ECLIPSE RESOURCES CORPORATION 8.875% Senior Notes due 2023

CUSIP [27890G AA8]1 [U2779Q AA2]2

Reference is hereby made to the Indenture, dated as of July 6, 2015 (the “Indenture”), among Eclipse Resources Corporation, as issuer (the “Company”), the Guarantors named on the signature pages thereto and Deutsche Bank Trust Company Americas, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

[ ● ], (the “Transferor”) owns and proposes to transfer the Security[ies] or beneficial interest in such Security[ies] in the principal amount of $[ ● ] (the “Transfer”), to [ ● ] (the “Transferee”). In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.    ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Security or a Restricted Definitive Security pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Security and/or the Restricted Definitive Security and in the Indenture and the Securities Act.

[1]	For Securities sold in reliance on Rule 144A.
[2]	For Securities sold in reliance on Regulation S.

2.    ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Security or a Restricted Definitive Security pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the Transfer is being made prior to the expiration of the Restricted Period, the Transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Security and/or the Restricted Definitive Security and in the Indenture and the Securities Act.

3.    ☐ Check if Transferee will take delivery of a beneficial interest in a Restricted Global Security or a Restricted Definitive Security pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act (other than Rule 144A or Regulation S) and any applicable blue sky securities laws of any state of the United States.

4.    ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Security or of an Unrestricted Definitive Security.

(a)    ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

(b)    ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

(c)    ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

ECLIPSE RESOURCES CORPORATION

2121 Old Gatesburg Road, Suite 110

State College, Pennsylvania 16803

Deutsche Bank Trust Company Americas

60 Wall Street – 16th Floor

MSNYC60-1630

New York, New York 10005

Attention: Institutional Cash and Securities Services – Corporate Team – Eclipse Resources Corporation

Re: ECLIPSE RESOURCES CORPORATION 8.875% Senior Notes due 2023

CUSIP [27890G AA8]1 [U2779Q AA2]2

Reference is hereby made to the Indenture, dated as of July 6, 2015 (the “Indenture”), among ECLIPSE RESOURCES CORPORATION, as issuer (the “Company”), the Guarantors named on the signature pages thereto and Deutsche Bank Trust Company Americas, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

[ ● ], (the “Owner”) owns and proposes to exchange the Security[ies] or beneficial interest in such Security[ies] specified herein, in the principal amount of $[ ● ] (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Securities or Beneficial Interests in a Restricted Global Security for Unrestricted Definitive Securities or Beneficial Interests in an Unrestricted Global Security

(a)    ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to beneficial interest in an Unrestricted Global Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and

[1]	For Securities sold in reliance on Rule 144A.
[2]	For Securities sold in reliance on Regulation S.

(iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)    ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to Unrestricted Definitive Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)    ☐ Check if Exchange is from Restricted Definitive Security to beneficial interest in an Unrestricted Global Security. In connection with the Owner’s Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)    ☐ Check if Exchange is from Restricted Definitive Security to Unrestricted Definitive Security. In connection with the Owner’s Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities for Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities

(a)    ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to Restricted Definitive Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

(b)    ☐ Check if Exchange is from Restricted Definitive Security to beneficial interest in a Restricted Global Security. In connection with the Exchange of the Owner’s Restricted Definitive Security for a beneficial interest in the [CHECK ONE] ❑ 144A Global Security, ❑ Regulation S Global Security with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

EXHIBIT D

FORM OF NOTATION OF SUBSIDIARY GUARANTEE

For value received, the undersigned Guarantor (which term includes any successor to such Guarantor under the Indenture) has, jointly and severally, with each other Guarantor, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of July 6, 2015 (the “Indenture”) among ECLIPSE RESOURCES CORPORATION (the “Company”), the Guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), the full and punctual payment of the principal of, premium, if any, and interest on the Securities (as defined in the Indenture) when due, whether at Stated Maturity, or upon redemption, required repurchase pursuant to Section 4.7 or Section 4.11 of the Indenture, acceleration or otherwise, and all other monetary obligations owing by the Company under the Indenture (including obligations owing to the Trustee) and the Securities, all as more fully provided in Article X of the Indenture. The obligations of the undersigned Guarantor to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Security, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that each Subsidiary Guarantee is subject to release in accordance with the provisions of the Indenture.

[NAME OF GUARANTOR(s)]

By:
Name:
Title:

D-1

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY FUTURE GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [ ● ], 20    , among [Name of Future Guarantor(s)] (the “New Guarantor”), a subsidiary of Eclipse Resources Corporation, a Delaware corporation [or its permitted successor] (the “Company”), the existing Guarantors (as defined in the Indenture referred to herein), the Company and Deutsche Bank Trust Company Americas, as trustee under the Indenture referred to herein (the “Trustee”). The New Guarantor and the existing Guarantors are sometimes referred to collectively herein as the “Guarantors,” or individually as a “Guarantor.”

W I T N E S S E T H

WHEREAS, the Company and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of July 6, 2015, relating to the 8.875% Senior Notes due 2023 (the “Securities”) of the Company;

WHEREAS, Section 4.9 of the Indenture in certain circumstances requires the Company to cause a newly acquired or created Restricted Subsidiary (i) to become a Guarantor by executing a supplemental indenture and (ii) to deliver an Opinion of Counsel to the Trustee as provided in such Section; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Company, the Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder;

NOW THEREFORE, to comply with the provisions of the Indenture and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the other Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally, with all other Guarantors, to unconditionally Guarantee to each Holder and to the Trustee the Obligations, to the extent set forth in the Indenture and subject to the provisions in the Indenture. The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantees and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantees.

3. EXECUTION AND DELIVERY. The New Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.

E-1

4. NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: [ ● ], 20[ ● ]

[NEW GUARANTOR]

By:
Name:
Title:

[OTHER GUARANTORS]

By:
Name:
Title:

ECLIPSE RESOURCES CORPORATION

By:
Name:
Title:

E-2

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Authorized Signatory

E-3